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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-208828

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Common shares with no par value	US$100,000,000	US$10,070.00

(1)
Calculated in accordance with Rules 457(o) and 457(r) under the Securities Act of 1933, as amended (the "Act"). In accordance with Rules 456(b) and 457(r) of the Act, the registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-208828 filed by the registrant on January 4, 2016.

PROSPECTUS SUPPLEMENT
(To Prospectus dated January 4, 2016)

$100,000,000

Common Shares

Canadian Solar Inc.

        We have entered into a distribution agency agreement with Credit Suisse Securities (USA) LLC, which we refer to as Credit Suisse or the sales agent, relating to our common shares, with no par value, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the distribution agency agreement, we may offer and sell our common shares having an aggregate offering price of up to $100,000,000 from time to time on the Nasdaq Global Market or other market for our common shares in the U.S. through the sales agent.

        Our common shares are listed on the Nasdaq Global Market under the symbol "CSIQ." On December 31, 2015, the last reported sale price of our common shares on the Nasdaq Global Market was $28.96 per share.

        Sales of our common shares under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be "at-the-market offerings" as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including by means of ordinary brokers' transactions on or through the Nasdaq Global Market or other market for our common shares, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at negotiated prices, or as otherwise agreed with the sales agent. Credit Suisse will act as sales agent on a reasonable efforts basis consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

        We also may sell some or all of the common shares to the sales agent as principal for its own account at a price per share agreed upon at the time of sale. If we sell common shares to the sales agent as principal, we will enter into a separate terms agreement setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus supplement or pricing supplement.

        The sales agent will be entitled to compensation at a commission rate of up to 2% of the gross sales price per share sold. In connection with the sale of our common shares on our behalf, the sales agent may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended, and the compensation of the sales agent may be deemed to be underwriting commissions or discounts.

        Before buying shares of our common shares, you should carefully consider the risk factors described in "Risk Factors" beginning on page S-6 of this prospectus supplement.

        Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Credit Suisse

The date of this prospectus supplement is January 4, 2016.

        You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement and the accompanying prospectus are part of an "automatic shelf" registration statement that we filed with the United States Securities and Exchange Commission, or the SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a "shelf" registration process. Under the shelf registration process, from time to time, we may sell any combination of the securities described in the accompanying prospectus in one or more offerings, subject in certain cases to the receipt of regulatory approval. This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering of our common shares and supplements information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part consists of the accompanying prospectus, which gives more general information about us and the securities we may offer from time to time under our shelf registration statement, some of which may not be applicable to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and Credit Suisse has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Credit Suisse is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

        In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires,

  •
  "we," "us," "our company," "our" or "Canadian Solar" refers to Canadian Solar Inc., a Canadian company, its predecessor entities and its subsidiaries;

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  "China" or "PRC" refers to the People's Republic of China, excluding, for the purposes of this prospectus supplement, Taiwan and the special administrative regions of Hong Kong and Macau;

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  "shares" refers to common shares, with no par value, of Canadian Solar Inc.;

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  "$," "US$" and "U.S. dollars" are to the legal currency of the United States;

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  "RMB" and "Renminbi" are to the legal currency of China;

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  "C$," "CAD" and "Canadian dollars" are to the legal currency of Canada;

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  "€" and "Euro" are to the legal currency of the European Economic and Monetary Union;

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  "kW," "MW" and "GW" are to kilowatts, megawatts and gigawatts, respectively; and

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  "PV" is to photovoltaic. The photovoltaic effect is a process by which sunlight is converted into electricity.

        We use the noon buying rate in The City of New York for cable transfers in Renminbi, Euros and Canadian dollars per U.S. dollar as certified for customs purposes by the Federal Reserve Bank of New York to translate Renminbi, Euros and Canadian dollars to U.S. dollars not otherwise recorded in our consolidated financial statements and included elsewhere in this prospectus supplement or accompanying prospectus. Unless otherwise stated, the translation of Renminbi, Euros and Canadian dollars into U.S. dollars was made by the noon buying rate in effect on September 30, 2015, which was RMB6.3556 to $1.00, €0.8959 to $1.00 and CAD1.3396 to $1.00. We make no representation that the Renminbi, Euro or U.S. dollar amounts referred to in this prospectus supplement or accompanying prospectus could have been or could be converted into U.S. dollars, Euros, Canadian dollars or Renminbi, as the case may be, at any particular rate or at all. See "Risk Factors—Risks Related to Our Company and Our Industry—Fluctuations in exchange rates could adversely affect our business, including our financial condition and results of operations."

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the information incorporated herein by reference may contain "forward-looking" statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These statements, which are not statements of historical fact, may contain estimates, assumptions, projections and/or expectations regarding future events, which may or may not occur. Words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "should," "will," "would," or similar expressions, which refer to future events and trends, identify forward-looking statements. For instance, we make forward-looking statements such as our expected manufacturing capacity, our estimated silicon raw material requirements and our estimated silicon consumption rate. We do not guarantee that the transactions and events described in this prospectus supplement and the accompanying prospectus will happen as described or that they will happen at all. You should read this prospectus supplement and the accompanying prospectus completely and with the understanding that actual future results may be materially different from what we expect. The forward-looking statements made in this prospectus supplement relate only to events as of the date on which the statements are made. We undertake no obligation, beyond that required by law, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, even though our situation may change in the future.

        Whether actual results will conform to our expectations and predictions is subject to a number of risks and uncertainties, many of which are beyond our control, and reflect future business decisions that are subject to change. Some of the assumptions, future results and levels of performance expressed or implied in the forward-looking statements we make inevitably will not materialize, and unanticipated events may occur which will affect our results. The "Risk Factors" section of this prospectus supplement directs you to a description of the principal contingencies and uncertainties to which we believe we are subject.

        This prospectus supplement also contains or incorporates by reference data related to the solar power market in several countries, including China. These market data, including industry demand and product pricing, include projections that are based on a number of assumptions. Demand for solar generated electricity may not ultimately increase at the rates expected, or at all. The failure of the market to grow at the projected rates may materially and adversely affect our business and the market price of our securities. In addition, the rapidly changing nature of the solar power market and related regulatory regimes subjects any projections or estimates relating to the growth prospects or future condition of our market to significant uncertainties. If any one or more of the assumptions underlying the market data proves to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

 SUMMARY

        An investment in our common shares involves certain risks. You should carefully consider the risks described below as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision. Our business, financial condition or results of operations could be materially and adversely affected by any of these risks. The value of our common shares could decline due to any of these risks, and you may lose all or part of your investment. In addition, please read "Special Note Regarding Forward-Looking Statements" in this prospectus supplement and the accompanying prospectus where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

About Canadian Solar Inc.

        We are one of the world's largest and foremost solar power companies. We are a leading vertically integrated provider of solar power products and system solutions with operations in North America, South America, Europe, Africa, the Middle East, Australia and Asia.

        We design, develop, and manufacture solar wafers, solar cells and solar power products. Our solar power products include standard solar modules and specialty solar products. We are incorporated in Canada and conduct most of our manufacturing operations in China. Our products include a range of solar modules built to general specifications for use in a wide range of residential, commercial and industrial solar power generation systems. Specialty solar products consist of customized solar modules that our customers incorporate into their own products and complete specialty products, such as portable solar home systems. We sell our products primarily under our "Canadian Solar" brand name.

        In recent years, we have increased our investment in, and management attention on, our total solutions business, which consists primarily of solar power project development, engineering, procurement, and construction services, or EPC services, operation and maintenance services, or O&M services, electricity revenue generation and sales of solar system kits. As we have continued to expand our business into the downstream segment of the industry, our total solutions business has grown to 44.5% of our net revenues in 2014, an increase from 28.6% in 2013. For the nine months ended September 30, 2015, our total solutions business accounted for 31.1% of our net revenues, compared to 41.1% during the same period in 2014. In the future, we intend to hold more project assets to generate revenue from the sales of electricity. In March 2015, we significantly increased our solar project pipeline when we acquired Recurrent Energy, LLC, or Recurrent, a leading solar energy developer with solar power projects located principally in California and Texas. As of September 30, 2015, we had a total solar project pipeline of 2.5 GWp and a late-stage project pipeline, comprising self-owned and joint venture projects and EPC contracts, in Canada, Japan, the U.S. and China, totaling 2.2 GWp. We intend to form a globally diversified, dividend growth-oriented partnership, or Yieldco, to own, operate and acquire long-term contracted renewable energy generation assets with consistent cash flows in attractive markets. We expect to own a general partner interest in Yieldco and offer economic interests to public shareholders. The cash produced from projects owned by the operating subsidiaries of Yieldco will be distributed up to Yieldco, which will in turn distribute the cash to Yieldco's public shareholders, and in certain circumstances, us. Yieldco's strategy is to rapidly expand and diversify its portfolio of assets by acquiring, from us and unaffiliated third parties, utility-scale solar projects and commercial and industrial distributed solar energy assets, as well as other renewable energy generation assets equipped with proven and reliable technologies. We expect that Yieldco's initial target markets will be Canada, Japan, Spain, the United Kingdom and the United States, and other select markets primarily within countries that comprise the OECD. In November 2015, we confidentially submitted a draft registration statement on Form S-1 to the SEC relating to the proposed initial public offering of the Yieldco. The initial public offering process is subject to the SEC review process, market and other conditions.

        We believe that we offer one of the broadest crystalline silicon solar power product lines in the industry. Our product lines range from modules of medium power to high efficiency, high-power output mono-crystalline modules, as well as a range of specialty products. We currently sell our products to a diverse customer base in various markets worldwide, including China, Japan, the U.S., Germany, Spain, Italy, France, the Czech Republic, Canada, India and the United Kingdom, among other countries. Our customers primarily include distributors, system integrators, project developers and installers/EPC companies.

        We employ a flexible vertically integrated business model that combines internal manufacturing capacity with direct material purchases of both cells and wafers. We believe this approach has benefited us by lowering the cost of materials of our solar module products. We also believe that this approach provides us with greater flexibility to respond to short-term demand increases. As of September 30, 2015, we had:

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  4.0 GW of total annual solar module manufacturing capacity, approximately 500 MW of which is located in Ontario, Canada with the balance located in China;

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  1.9 GW of total annual solar cell manufacturing capacity located in China; and

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  310 MW of total annual ingot and wafer manufacturing capacity located in China.

        We intend to use substantially all of the silicon wafers that we manufacture to supply our own solar cell plants and to use substantially all of the solar cells that we manufacture to produce our own solar module products. We also intend to use our solar module products in our total solutions business. Our total manufacturing costs in China, including purchased polysilicon, wafers and cells, decreased from $0.52 per watt for the year ended December 31, 2013 to $0.48 per watt for the year ended December 31, 2014 and $0.41 per watt for the nine months ended September 30, 2015. We expect to continue to decrease the manufacturing costs for our production of wafers, cells and modules.

        We continue to focus on reducing our manufacturing costs by improving solar cell conversion efficiency, enhancing manufacturing yields and reducing raw material costs. In January 2009, we established a new solar cell efficiency research center to develop more efficient cell structures, and we have been making ongoing improvements in solar cell conversion efficiency and product cost control. We began shipping new products, such as higher efficiency modules, in late 2011. We have successfully developed and launched additional new high efficiency cells and modules in the past few years and expect to increase the sales volumes of these products in the future.

The Offering

Common shares offered by us	Common shares having an aggregate offering price of up to $100,000,000.
Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes, which may include solar power project development and working capital. See "Use of Proceeds" on page S-37.
Nasdaq Global Market symbol	CSIQ
Risk factors
An investment in our common shares involves risk. See "Risk Factors" beginning on page S-6 of this prospectus supplement and page 6 of the accompanying prospectus, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of risks you should consider carefully before making an investment decision.

RISK FACTORS

        An investment in our common shares involves certain risks. You should carefully consider the risks described below as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision. Our business, financial condition or results of operations could be materially and adversely affected by any of these risks. The value of our common shares could decline due to any of these risks, and you may lose all or part of your investment. In addition, please read "Special Note Regarding Forward-Looking Statements" in this prospectus supplement and the accompanying prospectus where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

Risks Related to Our Company and Our Industry

We may be adversely affected by volatile solar power market and industry conditions; in particular, the demand for our solar power products may decline, which may reduce our revenues and earnings.

        Our business is affected by conditions in the solar power market and industry. In 2010, demand for solar power products increased and many manufacturers increased their production capacity accordingly as the effects of the global financial crisis subsided. In 2011, a decrease in payments to solar power producers in the form of feed-in tariffs and other reimbursements, a reduction in available financing and an excess supply of solar modules worldwide put severe downward pressure on solar module prices in European and other markets. As a result, many solar power project developers, solar system installers and solar power product distributors that purchase solar power products, including solar modules from manufacturers like us, were adversely affected and their financial condition weakened. Although our shipments increased year-over-year in 2012, 2013 and 2014, and increased period-over-period from 1,915 MW for the nine months ended September 30, 2014 to 2,986 MW for the nine months ended September 30, 2015, average selling prices for our solar modules declined. Over the past several quarters, oversupply conditions across the value chain, difficult economic conditions in Europe and foreign trade disputes in the U.S., Europe, India and China have affected industry-wide demand and put pressure on average selling prices, resulting in lower revenue for many industry participants. If the supply of solar modules grows faster than demand, and if governments continue to reduce financial support for the solar industry and impose trade barriers, demand for our products as well as our average selling price could be materially and adversely affected.

        Demand in Europe generally remains weak as a result of reductions in feed-in-tariffs in Germany and the elimination of feed-in-tariffs in Italy, the two largest European markets over the past several years. Although demand in other regions, including China, Japan, the U.S. and India, as well as many other emerging markets in Asia, the Middle East and Africa, has offset the decline in European demand, we cannot assure you that this demand will be sustainable or that any recent positive trends in supply or demand balance will persist.

As part of our growth strategy, we are in the process of forming our first global yieldco investment vehicle for our solar power business. If the formation of Yieldco or our management of Yieldco is not successful, our future growth and results of operations may be materially hindered.

        We intend to form a globally diversified, dividend growth-oriented partnership, or Yieldco, to own, operate and acquire long-term contracted renewable energy generation assets with consistent cash flows in attractive markets. We expect to own a general partner interest in Yieldco and offer economic interests to public shareholders. The cash produced from projects owned by the operating subsidiaries of Yieldco will be distributed up to Yieldco, which will in turn distribute the cash to Yieldco's public shareholders, and in certain circumstances, us. Yieldco's strategy is to rapidly expand and diversify its portfolio of assets by acquiring, from us and unaffiliated third parties, utility-scale solar projects and commercial and industrial distributed solar energy assets, as well as other renewable energy generation assets equipped with proven and reliable technologies. We expect that Yieldco's initial target markets will be Canada, Japan, Spain, the United Kingdom and the United States, and other select markets primarily within countries that comprise the OECD.

        Yieldco will have a right of first offer with respect to certain solar power projects developed by us and we expect that it will grow its portfolio through acquiring these projects as, as well as acquiring other solar power and renewable energy projects from third parties. We are expected to continue to provide Yieldco with the opportunity to acquire additional qualifying projects subject to certain conditions. In November 2015, we confidentially submitted a draft registration statement on Form S-1 to the SEC relating to the proposed initial public offering of Yieldco, or the Yieldco IPO. We expect to launch the Yieldco IPO in 2016 subject to market and other conditions.

        While we currently expect to complete the proposed Yieldco IPO in 2016, the offering may be significantly delayed or may not take place at all because of legal, accounting, commercial or marketing risks and considerations. If the Yieldco IPO is not successful, we may not be able to recuperate the financial and human resources that we have invested in the formation of Yieldco and our growth strategy for our solar power business may be disrupted, which would adversely affect our results of operation and distract our management from the operation of our company's other businesses. In the event the market condition for the proposed Yieldco IPO remains unfavorable, we may consider selling stakes in our projects and/or selling entire projects to third parties. In addition, we have no experience operating or managing yieldcos. If the Yieldco IPO is completed, we, as the sponsor of Yieldco, may not succeed in delivering satisfactory results to us or the public shareholders of Yieldco, in which case the stock price of Yieldco may fall, which could in turn materially affect our financial conditions and results of operations.

The execution of our growth strategy depends upon the continued availability of third-party financing arrangements for our customers, which is affected by general economic conditions. Tight credit markets could depress demand or prices for solar power products, hamper our expansion and materially affect our results of operations.

        Most solar power projects, including our own, require financing for development and construction with a mixture of equity and third party funding. The cost of capital affects both the demand and price of solar power systems. A high cost of capital may materially reduce the internal rate of return for solar power projects and therefore put downward pressure on the prices of both solar systems and solar modules, which typically comprise a major part of the cost of solar power projects.

        Furthermore, solar power projects compete for capital with other forms of fixed income investments such as government and corporate bonds. Some classes of investors compare the returns of solar power projects with bond yields and expect a similar or higher internal rate of return, adjusted for risk and liquidity. Higher interest rates could increase the cost of existing funding and present an obstacle for potential funding that would otherwise spur the growth of the solar power industry. In addition, higher bond yields could result in increased yield expectations for solar power projects, which would result in lower system prices. In the event that suitable funding is unavailable, our customers may be unable to pay for products they have agreed to purchase. It may also be difficult to collect payments from customers facing liquidity challenges due to either customer defaults or financial institution defaults on project loans. Constricted credit markets may impede our expansion and materially and adversely affect our results of operations. Concerns about government deficits and debt in the EU have increased bond spreads in certain solar markets, such as Greece, Spain, Italy and Portugal. The cash flow of a solar power project is often derived from government-funded or government-backed feed-in tariffs. Consequently, the availability and cost of funding solar power projects is determined in part based on the perceived sovereign credit risk of the country where a particular project is located. Therefore, credit agency downgrades of nations in the EU or elsewhere could decrease the credit available for solar power projects, increase the expected rate of return compared to bond yields, and increase the cost of debt financing for solar power projects in countries with a higher perceived sovereign credit risk.

        In light of the uncertainty in the global credit and lending environment, we cannot make assurances that financial institutions will continue to offer funding to solar power project developers at reasonable costs. An increase in interest rates or a decrease in funding of capital projects within the global financial market could make it difficult to fund solar power systems and potentially reduce the demand for solar modules and/or reduce the average selling prices for solar modules, which may materially and adversely affect our business, results of operations, financial condition and prospects.

Our future success depends partly on our ability to expand the pipeline of our total solutions business in several key markets, which exposes us to a number of risks and uncertainties.

        Historically, the solar module business has accounted for the majority of our net revenues—88.5%, 71.4%, 55.5% and 68.9% in 2012, 2013, 2014 and the nine months ended September 30, 2015, respectively. However, we have, in recent years, increased our investment in, and management attention on, our total solutions business, which consists primarily of solar power project development, EPC services, O&M services, electricity revenue generation and sales of solar system kits. As we continued to expand our business into the downstream segment of the industry, our total solutions business accounted for 44.5% of our net revenues in 2014, an increase from 28.6% in 2013. For the nine months ended September 30, 2015, our total solutions business accounted for 31.1% of our net revenues, as compared to 41.1% during the same period in 2014. In the future, we intend to hold more project assets to generate revenue from the sales of electricity.

        As a greater portion of our net revenues is derived from our total solutions business, we will be increasingly exposed to the risks associated with this business. Further, our future success largely depends on our ability to expand our solar power project pipeline. The risks and uncertainties associated with our total solutions business and our ability to expand our solar power project pipeline include:

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  the uncertainty of being able to sell the projects, receive full payment for them upon completion, or receive payment in a timely manner;

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  the need to raise significant additional funds to develop greenfield or purchase late-stage solar power projects, which we may be unable to obtain on commercially reasonable terms or at all;

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  delays and cost overruns as a result of a number of factors, many of which are beyond our control, including delays in regulatory approvals, construction, grid-connection and customer acceptance testing;

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  delays or denial of required regulatory approvals by relevant government authorities;

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  diversion of significant management attention and other resources; and

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  failure to execute our project pipeline expansion plan effectively.

        If we are unable to successfully expand our total solutions business, and in particular, our solar power project pipeline, we may be unable to expand our business, maintain our competitive position, improve our profitability, and generate cash flows.

Governments may revise, reduce or eliminate subsidies and economic incentives for solar energy, which could cause demand for our products to decline.

        The market for on-grid applications, where solar power supplements the electricity a customer purchases from the utility network or sells to a utility under a feed-in tariff, depends largely on the availability and size of government subsidy programs and economic incentives. At present, the cost of solar power exceeds retail electricity rates in many locations. Government incentives vary by geographic market. Governments in many countries, most notably Germany, Italy, the Czech Republic, the U.S., Japan, Canada (Ontario), South Korea, India, France, Australia and the United Kingdom, have provided incentives in the form of feed-in tariffs, rebates, tax credits, renewable portfolio standards and other incentives. These governments have implemented mandates to end-users, distributors, system integrators and manufacturers of solar power products to promote the use of solar energy in on-grid applications and to reduce dependency on other forms of energy. Some of these government mandates and economic incentives have been or are scheduled to be reduced or eliminated altogether. It is likely that this trend will continue, possibly until subsidies for solar energy are phased out completely.

        While solar power projects may continue to offer attractive internal rates of return, it is unlikely internal rates of return will be as high as they were in the past. If internal rates of return fall below an acceptable rate for project investors, and governments continue to reduce or eliminate subsidies, this may cause a decrease in demand and considerable downward pressure on solar systems and therefore negatively impact both solar module prices and the value of our solar power projects. The reduction, modification or elimination of government mandates and economic incentives in one or more of our markets could therefore materially and adversely affect the growth of such markets or result in increased price competition, either of which could cause our revenues to decline and harm our financial results.

General global economic conditions may have an adverse impact on our operating performance and results of operations.

        The demand for solar power products is influenced by macroeconomic factors, such as global economic conditions, demand for electricity, the supply and prices of other energy products, such as oil, coal and natural gas, as well as government regulations and policies concerning the electric utility industry, the solar and other alternative energy industries and the environment. As a result of global economic conditions, some governments may implement measures that reduce the feed-in tariffs and other subsidies designed to benefit the solar industry. During 2012, 2013 and 2014, a decrease in solar power tariffs in many markets placed downward pressure on the price of solar systems in most regions. In addition, reductions in oil and coal prices may reduce the demand for and the prices of solar power products. For instance, in recent months oil prices globally have experienced high volatility and at points have recorded historical lows. We cannot assure you that such volatility and significant reductions in the global price of oil will not have a material adverse effect on the demand for and prices of our products. Our growth and profitability depend on the demand for and the prices of solar power products. If these negative market and industry trends continue and demand for solar power projects and solar power products weakens as a result, our business and results of operations may be adversely affected.

Imposition of anti-dumping and countervailing duty orders in one or more markets may result in additional costs to our customers, which could materially or adversely affect our business, results of operations, financial conditions and future prospects.

        We have in the past and may in the future be subject to the imposition of anti-dumping and countervailing duty orders in one or more markets in which we sell our products. In particular, we have been subject to the imposition of anti-dumping and countervailing duty orders in the U.S., the EU. and Canada and have, as a result, been party to lengthy proceedings related thereto. See "Item 8. Financial

Information—A. Consolidated Statements and Other Financial Information—Legal and Administrative Proceedings" in our annual report on Form 20-F filed with the SEC on April 23, 2015, and "Recent Developments—Legal and Administrative Proceedings" included in our report on Form 6-K furnished to the SEC on January 4, 2016, for detailed descriptions of these proceedings. The U.S., EU and Canada are important markets for us. Ongoing proceedings relating to and the imposition of any new anti-dumping and countervailing duties in these markets may result in additional costs to us and/or our customers, which may materially and adversely affect our business, results of operations, financial conditions and future prospects.

Our project development and construction activities may not be successful; projects under development may not receive required permits, property rights, power purchase agreements, interconnection and transmission arrangements; and financing or construction of projects may not commence or continue as scheduled, all of which could increase our costs, delay or cancel a project, and have a material adverse effect on our revenue and profitability.

        The development and construction of solar power projects involve known and unknown risks. We may be required to invest significant amounts of money for land and interconnection rights, preliminary engineering, permitting, legal and other expenses before we can determine whether a project is feasible. Success in developing a particular project is contingent upon, among other things:

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  securing land rights and related permits, including satisfactory environmental assessments;

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  receipt of required land use and construction permits and approvals;

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  receipt of rights to interconnect to the electric grid;

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  availability of transmission capacity, potential upgrade costs to the transmission grid and other system constraints;

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  payment of interconnection and other deposits (some of which are non-refundable);

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  negotiation of satisfactory EPC agreements; and

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  obtaining construction financing, including debt, equity and tax credits.

        In addition, successful completion of a particular project may be adversely affected by numerous factors, including:

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  delays in obtaining and maintaining required governmental permits and approvals;

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  potential challenges from local residents, environmental organizations, and others who may not support the project;

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  unforeseen engineering problems; subsurface land conditions; construction delays; cost over-runs; labor, equipment and materials supply shortages or disruptions (including labor strikes);

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  additional complexities when conducting project development or construction activities in foreign jurisdictions, including compliance with the U.S. Foreign Corrupt Practices Act and other applicable local laws and customs; and

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  force majeure events, including adverse weather conditions and other events beyond our control.

        If we are unable to complete the development of a solar power project or we fail to meet any agreed upon system-level capacity or energy output guarantees or warranties (including 25 year power output performance guarantees) or other contract terms, or our projects cause grid interference or other damage, the EPC or other agreements related to the project may be terminated and/or we may be subject to significant damages, penalties and other obligations relating to the project, including obligations to repair, replace or supplement materials for the project.

        We may enter into fixed-price EPC agreements in which we act as the general contractor for our customers in connection with the installation of their solar power systems. All essential costs are estimated at the time of entering into the EPC agreement for a particular project, and these costs are reflected in the overall fixed price that we charge our customers for the project. These cost estimates are preliminary and may or may not be covered by contracts between us and the subcontractors, suppliers and other parties involved in the project. In addition, we require qualified, licensed subcontractors to install most of our solar power systems. Shortages of skilled labor could significantly delay a project or otherwise increase our costs. Should miscalculations in planning a project occur, including those due to unexpected increases in commodity prices or labor costs, or delays in execution occur and we are unable to increase the EPC sales price commensurately, we may not achieve our expected margins or our results of operations may be adversely affected.

Developing solar power projects exposes us to different risks than producing solar modules.

        In recent years, we have placed a greater focus on developing our total solutions business which includes solar power project development. These projects can take many months or years to complete and may be delayed for reasons beyond our control. These projects often require us to make significant upfront payments for, among other things, land rights and permitting in advance of commencing construction, and revenue from these projects may not be recognized for several additional months following contract signing. Any inability or significant delays in entering into sales contracts with customers after making such upfront payments could adversely affect our business and results of operations. Furthermore, we may become constrained in our ability to simultaneously fund our other business operations and the investment in these solar power projects.

        In contrast to developing solar modules, developing solar power projects requires more management attention to negotiate the terms of our engagement and monitor the progress of the solar power project which may divert management's attention from other matters. In addition, we have recently acquired Recurrent, a leading solar energy developer located in California and Texas. As a result of the acquisition, we may be faced with additional risks in our total solutions business, including among others, those associated with integrating into our operations the personnel, operations, services, internal controls and financial reporting of companies we acquire and sharing proprietary information.

        Our revenue and liquidity may be adversely affected to the extent the market for solar projects weakens or we are not able to successfully complete the customer acceptance testing due to technical difficulties, equipment failure, or adverse weather, and we are unable to sell our solar power projects at prices and on terms and timing that are acceptable to us.

If the supply of solar wafers and cells increases in line with increases in the supply of polysilicon, then the corresponding oversupply of solar cells and modules may cause substantial downward pressure on the prices of our products and reduce our revenues and earnings.

        Silicon production capacity has expanded rapidly in recent years. As a result of this expansion, coupled with the global economic downturn, the solar industry experienced an oversupply of high-purity silicon beginning in 2009, which contributed to an oversupply of solar wafers, cells and modules and resulted in substantial downward pressure on prices throughout the value chain. Demand for solar power products remained soft through 2012 but began to pick up in the second half of 2013, and continued to grow in 2014 and 2015. The average selling price of our solar modules decreased from $1.80 per watt in 2010 to $1.34 per watt in 2011, $0.77 per watt in 2012, $0.67 per watt in 2013, $0.67 per watt in 2014 and $0.59 in the nine months ended September 30, 2015, in large part because the increase in the supply of solar cells and modules was greater than the increase in the demand thus putting pressure on solar power products across all stages of the value chain. As a result of the decline in our solar module selling prices, our revenue declined in 2012, even though our solar module shipment volume for the year increased. In addition, because solar module selling prices declined at a rapid rate, we suffered losses in the form of inventory write-downs, as the market price of modules consistently fell below the carrying cost of our inventory. Lower price realizations and inventory write-downs in 2012 put downward pressure on our gross profit and operating margins. While we believe that the industry has entered into relative balance between capacity and demand at low prices due to industry consolidation, more markets entering into grid parity with reduced dependence on government subsidies and growth in emerging markets, increases in solar module production in excess of market demand may result in further downward pressure on the price of solar wafers, cells and modules, including our products. Increasing competition could also result in us losing sales or market share. Moreover, due to fluctuations in the supply and price of solar power products throughout the value chain, we cannot assure you that we will be able, on an ongoing basis, to procure silicon, wafers and cells at reasonable costs if any of the above risks materializes. If we are unable, on an ongoing basis, to procure silicon, solar wafers and solar cells at reasonable prices or mark up the price of our solar modules to cover our manufacturing and operating costs, our revenues and margins will continue to be adversely impacted, either due to higher costs compared to our competitors or due to further write-downs of inventory, or both. In addition, our market share could decline if our competitors are able to price their products more competitively.

Long-term supply agreements may make it difficult for us to adjust our raw material costs should prices decrease. Also, if we terminate any of these agreements, we may not be able to recover all or any part of the advance payments we have made to these suppliers and we may be subject to litigation.

        We have in the past entered and may in the future enter into long-term supply agreements for silicon wafers or solar cells with fixed price and quantity terms. If, during the term of these agreements, the price of materials decreases significantly and we are unable to renegotiate favorable terms with our suppliers, we may be placed at a competitive disadvantage compared to our competitors, and our earnings could decline. In addition, if demand for our solar power products decreases, yet our supply agreements require us to purchase more polysilicon than required to meet customer demand, we may incur costs associated with carrying excess inventory. To the extent that we are not able to pass these increased costs on to our customers, our business, cash flows, financial condition and results of operations may be materially and adversely affected. If our suppliers file lawsuits against us for early termination of these contracts, such events could be costly, may divert management's attention and other resources away from our business, and could have a material and adverse effect on our reputation, business, financial condition, results of operations and prospects.

Existing regulations and policies, and changes to these regulations and policies, may present technical, regulatory and economic barriers to the purchase and use of solar power products, which may significantly reduce demand for our products and services.

        The market for electricity generation products in the countries where we sell our products is heavily influenced by federal, state and local government regulations and policies concerning the electric utility industry, as well as policies disseminated by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation, and could deter further investment in the research and development of alternative energy sources as well as customer purchases of solar power technology, which could result in a significant reduction in the potential demand for our solar power products. We expect that our solar power products and their installation will continue to be subject to federal, state and local regulations and policies relating to safety, utility interconnection and metering, construction, environmental protection, and other related matters. Any new regulations or policies pertaining to our solar power products may result in significant additional expenses to us, our resellers and customers, which could cause a significant reduction in demand for our solar power products.

Because the markets in which we compete are highly competitive and many of our competitors have greater resources than we do, we may not be able to compete successfully and we may not be able to maintain or increase our market share.

        We face intense competition in both our solar power products business and total solutions business. We have a large number of competitors, including non-China-based competitors such as First Solar, Inc., or First Solar, and SunPower Corporation, or SunPower, and China-based competitors such as Yingli Green Energy Holding Company Limited, or Yingli, Trina Solar Limited, or Trina, JA Solar Co., Limited, or JA Solar, and JinkoSolar Holding Co., Limited, or Jinko. Some of our competitors are developing or are currently producing products based on new solar power technologies that may ultimately have costs similar to or lower than our projected costs. These include products based on thin film PV technology, which requires either no silicon or significantly less silicon to produce than crystalline silicon solar modules, such as the ones that we produce, and is less susceptible to increases in silicon costs. Some of our competitors have longer operating histories, greater name and brand recognition, access to larger customer bases, greater resources and significantly greater economies of scale than we do. In addition, some of our competitors may have stronger relationships or may enter into exclusive relationships with some of the key distributors or system integrators to whom we sell our products. As a result, they may be able to respond more quickly to changing customer demands or devote greater resources to the development, promotion and sales of their products. Some of our competitors have more diversified product offerings, which may better position them to withstand a decline in demand for solar power products. Some of our competitors are more vertically integrated than we are, from upstream silicon wafer manufacturing to solar power system integration. This may allow them to capture higher margins or have lower costs. In addition, new competitors or alliances among existing competitors could emerge and rapidly acquire significant market share. If we fail to compete successfully, our business will suffer and we may not be able to maintain or increase our market share.

        For our total solutions business, we compete in a more diversified and complicated landscape since the commercial and regulatory environments for solar power project development and operation vary significantly from region to region and country to country. Our primary competitors are local and international developers and operators of solar power projects. Some of our competitors may have advantages over us in terms of greater experiences or resources in the operation, financing, technical support and management of solar power projects, in any particular markets or in general. We only in recent years started growing our total solutions business and developing solar power projects.

        Our global solar power project business develops projects primarily in Canada, Japan, the U.S., China, Brazil and the United Kingdom. There is no guarantee that we can compete successfully in the markets we currently operate or the ones we plan to enter. For example, in certain of our target markets, such as China, state-owned and private companies have emerged to take advantage of the significant market opportunity created by attractive financial incentives and favorable regulatory environment provided by the governments. State-owned companies may have stronger relationships with local governments in certain regions and private companies may be more focused and experienced in developing solar power projects in the markets where we compete. Accordingly, we need to continue to be able to compete against both state-owned and private companies in these markets.

If sufficient demand for solar power products does not develop or takes longer to develop than we anticipate, our revenues may not increase or may continue to decline, and we may be unable to sustain our profitability.

        The solar power market is still at a relatively early stage of development and future demand for solar power products is uncertain. Market data for the solar power industry is not as readily available as for more established industries, where trends are more reliably assessed from data gathered over a longer period of time. In addition, demand for solar power products in our targeted markets, including Europe, the U.S., Japan, China, Canada, Brazil and India may not develop or may develop to a lesser extent than we anticipate. Many factors may affect the viability of solar power technology and the demand for solar power products, including:

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  the cost-effectiveness, performance and reliability of solar power products, including our solar power projects, compared to conventional and other renewable energy sources and products;

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  the availability of government subsidies and incentives to support the development of the solar power industry;

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  the availability and cost of capital, including long-term debt and tax equity, for solar power projects;

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  the success of other alternative energy technologies, such as wind power, hydroelectric power, geothermal power and biomass fuel;

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  fluctuations in economic and market conditions that affect the viability of conventional and other renewable energy sources, such as increases or decreases in the prices of oil, gas and other fossil fuels;

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  capital expenditures by end users of solar power products, which tend to decrease when the economy slows; and

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  the availability of favorable regulation for solar power within the electric power industry and the broader energy industry.

        If solar power technology is not suitable for widespread adoption or if sufficient demand for solar power products does not develop or takes longer to develop than we anticipate, our revenues may suffer and we may be unable to sustain our profitability.

We face risks associated with the marketing, distribution and sale of our solar power products internationally.

        The international marketing, distribution and sale of our products expose us to a number of risks, including:

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  fluctuating sources of revenues;

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  difficulties in staffing and managing overseas operations;

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  fluctuations in foreign currency exchange rates;

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  differing regulatory and tax regimes across different markets;

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  the increased cost of understanding local markets and trends and developing and maintaining an effective marketing and distribution presence in various countries;

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  the difficulty of providing customer service and support in various countries;

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  the difficulty of managing our sales channels effectively as we expand beyond distributors to include direct sales to systems integrators, end users and installers;

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  the difficulty of managing the development, construction and sale of our solar power projects on a timely and profitable basis as a result of technical difficulties, commercial disputes with our customers, changes in regulations among other factors;

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  the difficulties and costs of complying with the different commercial, legal and regulatory requirements in the overseas markets in which we operate;

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  any failure to develop appropriate risk management and internal control structures tailored to overseas operations;

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  any inability to obtain, maintain or enforce intellectual property rights;

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  any unanticipated changes in prevailing economic conditions and regulatory requirements; and

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  any trade barriers such as export requirements, tariffs, taxes and other restrictions and expenses, which could increase the prices of our products and make us less competitive in some countries.

        If we are unable to effectively manage these risks, our ability to expand our business abroad could suffer.

        Our revenue sources have fluctuated significantly over recent years. For example, in 2008, 89.5% of our revenues were attributable to Europe, while only 4.6% and 5.9% were attributable to the Americas and Asia and others, respectively. However, in 2014, Europe contributed only 8.1% of our revenues, while the Americas contributed 60.7% and Asia and others contributed 31.2%, and in the nine months ended September 30, 2015, Europe and others accounted for 10.8% of our net revenues, while the Americas contributed 49.8% and Asia contributed 39.4%. As we shift the focus of our operations between different regions of the world, we have limited time to prepare for and address the risks identified above. Furthermore, some of these risks, such as currency fluctuations, will increase as our revenue contribution from certain global regions becomes more prominent. This may adversely influence our financial performance.

Our future business depends in part on our ability to make strategic acquisitions, investments and divestitures and to establish and maintain strategic relationships, and our failure to do so could have a material and adverse effect on our market penetration and revenue growth.

        We frequently look for and evaluate opportunities to acquire other businesses, make strategic investments or establish strategic relationships with third parties to improve our market position or expand our products and services. When market conditions permit and opportunities arise, we may also consider divesting part of our current business to focus management attention and improve our operating efficiency. Investments, strategic acquisitions and relationships with third parties could subject us to a number of risks, including risks associated with integrating their personnel, operations, services, internal controls and financial reporting into our operations as well as the loss of control of operations that are material to our business. If we divest any material part of our business, particularly our upstream manufacturing business or downstream total solutions business, we may not be able to benefit from our investment and experience associated with that part of the business and may be subject to intensified concentration risks with less flexibility to respond to market fluctuations. Moreover, it could be expensive to make strategic acquisitions, investments, divestitures and establish and maintain relationships, and we may be subject to the risk of non-performance by a counterparty, which may in turn lead to monetary losses that materially and adversely affect our business. We cannot assure you that we will be able to successfully make strategic acquisitions and investments and successfully integrate them into our operations, or make strategic divestitures or establish strategic relationships with third parties that will prove to be effective for our business. Our inability to do so could materially and adversely affect our market penetration, our revenue growth and our profitability.

Our significant international operations expose us to a number of risks, including unfavorable political, regulatory, labor and tax conditions in the countries where we operate.

        We intend to continue to extend our global reach and capture market share in various global markets. In doing so, we will be exposed to various risks, including political, regulatory, labor and tax risks. Furthermore, we may need to make substantial investments in our overseas operations, both initially and on an ongoing basis, in order to attain longer-term sustainable returns. These investments could negatively impact our financial performance before sustainable profitability is recognized.

We face risks related to private securities litigation.

        Our company and certain of our directors and executive officers were named as defendants in class action lawsuits in the U.S. and Canada alleging that our financial disclosures during 2009 and early 2010 were false or misleading and in violation of U.S. federal securities laws and Ontario securities laws, respectively. The lawsuits in the U.S. were consolidated into one class action, which was dismissed with prejudice by the district court in March 2013, and subsequently affirmed by the circuit court in December 2013. The lawsuit in Canada continues. As a preliminary matter, we challenged the Ontario Court's jurisdiction to hear the plaintiff's claim, but this motion was unsuccessful. In September 2014, the plaintiff obtained an order granting him leave to assert the statutory cause of action under the Ontario Securities Act for certain of his misrepresentation claims. In January 2015, the plaintiff obtained an order for class certification in respect of the claims for which he obtained leave to assert the statutory cause of action under the Ontario Securities Act, for certain negligent misrepresentation claims and for oppression remedy claims advanced under the Canada Business Corporations Act, or CBCA. The Court dismissed CSI's application for leave to appeal. The class action has moved to the merits stage. See "Item 8. Financial Information—A. Consolidated Statements and Other Financial Information—Legal and Administrative Proceedings" in our annual report on Form 20-F filed with the SEC on April 23, 2015, and "Recent Developments—Legal and Administrative Proceedings" included in our report on Form 6-K furnished to the SEC on January 4, 2016 for detailed descriptions of these proceedings. There is no guarantee that we will not become party to additional lawsuits. If the case goes to trial, the Canadian action could require significant management time and attention and result in significant legal expenses. In addition, we are generally obligated, to the extent permitted by law, to indemnify our directors and officers who are named defendants in these lawsuits. If we were to lose a class action suit, we may be required to pay judgments or settlements and incur expenses in aggregate amounts that could have a material and adverse effect on our financial condition or results of operations.

Our quarterly operating results may fluctuate from period to period.

        Our quarterly operating results may fluctuate from period to period based on a number of factors, including:

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  the average selling prices of our solar power products;

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  the timing of completion of construction of our solar power projects;

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  changes in payments from off-takers for solar power plants already in operation;

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  the rate and cost at which we are able to expand our internal production capacity;

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  the availability and cost of solar cells and wafers from our suppliers and toll manufacturers;

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  the availability and cost of raw materials, particularly high-purity silicon;

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  changes in government incentive programs and regulations, particularly in our key and target markets;

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  the unpredictable volume and timing of customer orders;

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  the loss of one or more key customers or the significant reduction or postponement of orders;

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  the availability and cost of external financing for on-grid and off-grid solar power applications;

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  acquisition and investment costs;

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  the timing of successful completion of customer acceptance testing of our solar power projects;

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  geopolitical turmoil and natural disasters within any of the countries in which we operate;

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  foreign currency fluctuations, particularly in Euro, RMB, Canadian dollar and Japanese yen;

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  our ability to establish and expand customer relationships;

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  changes in our manufacturing costs;

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  the timing of new products or technology introduced or announced by our competitors;

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  fluctuations in electricity rates due to changes in fossil fuel prices or other factors;

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  allowances for doubtful accounts and advances to suppliers;

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  inventory write-downs;

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  long-lived asset impairment;

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  depreciation charges relating to under-utilized assets;

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  loss on firm purchase commitments under long-term supply agreements; and

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  construction progress of solar power projects and related revenue recognition.

        We base our planned operating expenses in part on our expectations of future revenues. A significant portion of our expenses will be fixed in the short-term. If our revenues for a particular quarter are lower than we expect, we may not be able to reduce our operating expenses proportionately, which would harm our operating results for the quarter. As a result, our results of operations may fluctuate from quarter to quarter and our interim and annual financial results may differ from our historical performance.

Fluctuations in exchange rates could adversely affect our business, including our financial condition and results of operations.

        The majority of our sales in 2014 and the nine months ended September 30, 2015 were denominated in Canadian dollars, U.S. dollars and Japanese yen, with the remainder in other currencies such as Euros, Renminbi and Australian dollars. Our Renminbi costs and expenses are primarily related to the sourcing of solar cells, silicon wafers and silicon, other raw materials, toll manufacturing fees, labor costs and local overhead expenses within the PRC. From time to time, we enter into loan arrangements with Chinese commercial banks that are denominated primarily in Renminbi or U.S. dollars. Most of our cash and cash equivalents and restricted cash are denominated in Renminbi. Fluctuations in exchange rates, particularly between the U.S. dollar, Euro, Renminbi, Canadian dollar and Japanese yen, may result in foreign exchange gains or losses. We recorded foreign exchange losses of $10.7 million, $51.5 million and $32.2 million, and a foreign exchange gain of $11.6 million in 2012, 2013, 2014 and the nine months ended September 30, 2015, respectively.

        The value of the Renminbi against the U.S. dollar, Euro and other currencies is affected by, among other things, changes in China's political and economic conditions and China's foreign exchange policies. In late 2005, China amended its policy of tracking the value of the Renminbi to the U.S. dollar to instead fluctuate against a basket of foreign currencies, which caused the Renminbi to appreciate significantly against the U.S. dollar over the following three years. In June 2010, the PRC government announced that it would allow greater flexibility for the Renminbi to fluctuate against the U.S. dollar, which resulted in further appreciation of the Renminbi, although in 2014, the value of the Renminbi depreciated against the U.S. dollar. In 2015, the PRC government changed the way it calculates the mid-point price of Renminbi against the U.S. dollar, requiring the market-makers who submit for the People's Bank of China's reference rates to consider the previous day's closing spot rate, foreign-exchange demand and supply as well as changes in major currency rates. This change resulted in further depreciation of the Renminbi against the U.S. dollar. We cannot provide any assurances that the policy of the PRC government will not affect or the manner in which it may affect the exchange rate between the Renminbi and the U.S. dollar or other foreign currencies in the future.

        Since 2008, we have hedged part of our foreign currency exposure against the U.S. dollar using foreign currency forward or option contracts. In addition to collateral requirements to enter into hedging contracts, there are notional limits on the size of the hedging transactions that we may enter into with any particular counterparty at any given time. The effectiveness of our hedging program may be limited due to cost effectiveness, cash management, exchange rate visibility and downside protection. We recorded a loss on change in foreign currency derivatives of $4.4 million in 2012, a gain on change in foreign currency derivatives of $10.8 million in 2013, a gain on change in foreign currency derivatives of $19.7 million in 2014 and a loss on change in foreign currency derivatives of $2.8 million for the nine months ended September 30, 2015. The gains or losses on change in foreign currency derivatives are related to our hedging program.

        Volatility in foreign exchange rates will hamper, to some extent, our ability to plan our pricing strategy. To the extent that we are unable to pass along increased costs resulting from exchange rate fluctuations to our customers, our profitability may be adversely impacted. As a result, fluctuations in foreign currency exchange rates could have a material and adverse effect on our financial condition and results of operations.

A change in our effective tax rate can have a significant adverse impact on our business.

        A number of factors may adversely impact our future effective tax rates, such as the jurisdictions in which our profits are determined to be earned and taxed; changes in the valuation of our deferred tax assets and liabilities; adjustments to provisional taxes upon finalization of various tax returns; adjustments to the interpretation of transfer pricing standards; changes in available tax credits; changes in stock-based compensation expenses; changes in tax laws or the interpretation of such tax laws (for example, proposals for fundamental U.S. international tax reform); changes in U.S. GAAP; expiration or the inability to renew tax rulings or tax holiday incentives; and the repatriation of non-U.S. earnings; for which we have not previously provided for U.S. taxes. A change in our effective tax rate due to any of these factors may adversely influence our future results of operations.

Seasonal variations in demand linked to construction cycles and weather conditions may influence our results of operations.

        Our business is subject to seasonal variations in demand linked to construction cycles and weather conditions. Purchases of solar power products tend to decrease during the winter months in our key markets, such as Canada, due to adverse weather conditions that can complicate the installation of solar power systems and negatively impact the construction schedules of our solar power projects. Demand from other countries, such as the U.S. and China, may also be subject to significant seasonality. Seasonal variations could adversely affect our results of operations and make them more volatile and unpredictable.

Our future success depends partly on our ability to maintain and expand our solar components manufacturing capacity, which exposes us to a number of risks and uncertainties.

        Our future success depends partly on our ability to maintain and expand our solar components manufacturing capacity. If we are unable to do so, we may be unable to expand our business, maintain our competitive position, and improve our profitability. Our ability to expand our solar components production capacity is subject to risks and uncertainties, including:

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  the need to raise significant additional funds to purchase raw materials and to build additional manufacturing facilities, which we may be unable to obtain on commercially reasonable terms or at all;

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  delays and cost overruns as a result of a number of factors, many of which are beyond our control, including delays in equipment delivery by vendors;

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  delays or denial of required regulatory approvals by relevant government authorities;

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  diversion of significant management attention and other resources; and

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  failure to execute our expansion plan effectively.

        If we are unable to maintain and expand our internal production capacity, we may be unable to expand our business as planned. Moreover, even if we do maintain and expand our production capacity, we might still not be able to generate sufficient customer demand for our solar power products to support the increased production levels.

We may be unable to generate sufficient cash flows or have access to external financing necessary to fund planned operations and make adequate capital investments.

        We anticipate that our operating and capital expenditures requirements may increase. To develop new products, support future growth, achieve operating efficiencies and maintain product quality, we may need to make significant capital investments in manufacturing technology, facilities and capital equipment, research and development, and product and process technology. We also anticipate that our operating costs may increase as we expand our manufacturing operations, hire additional personnel, increase our sales and marketing efforts, invest in joint ventures and acquisitions, and continue our research and development efforts with respect to our products and manufacturing technologies.

        Our operations are capital intensive. We rely on working capital financing primarily from PRC commercial banks for our manufacturing operations. Although we are currently able to obtain new working capital financing from PRC commercial banks, we cannot guarantee that we will continue to be able to do so on commercially reasonable terms or at all. See "—Our dependence on Chinese banks to extend our existing loans and provide additional loans exposes us to funding risks, which may materially and adversely affect our operations." Also, even though we are a publicly-traded company, we may not be able to raise capital via public equity due to market conditions and other factors, many of which are beyond our control. Our ability to obtain external financing is subject to a variety of uncertainties, including:

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  our future financial condition, results of operations and cash flows;

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  general market conditions for financing activities by manufacturers of solar power products; and

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  economic, political and other conditions in the PRC and elsewhere.

        If we are unable to obtain funding in a timely manner and on commercially acceptable terms, our growth prospects and future profitability may be adversely affected.

        Construction of our solar power projects may require us to obtain project financing. There can be no assurance that we will be able to do so on terms acceptable to us or at all. If we are unable to obtain project financing, or if it is only available on terms which are not acceptable to us, we may be unable to fully execute our business plan. In addition, we generally expect to sell our projects to tax-oriented, strategic industry and other investors. Such investors may not be available or may only have limited resources, in which case our ability to sell our projects may be hindered or delayed and our business, financial condition, and results of operations may be adversely affected. There can be no assurance that we will be able to generate sufficient cash flows, find other sources of capital to fund our operations and solar power projects, make adequate capital investments to remain competitive in terms of technology development and cost efficiency required by our projects. If adequate funds and alternative resources are not available on acceptable terms, our ability to fund our operations, develop and construct solar power projects, develop and expand our manufacturing operations and distribution network, maintain our research and development efforts or otherwise respond to competitive pressures would be significantly impaired. Our inability to do the foregoing could have a material and adverse effect on our business and results of operations.

We have substantial indebtedness and may incur substantial additional indebtedness in the future, which could adversely affect our financial health and our ability to generate sufficient cash to satisfy our outstanding and future debt obligations.

        We have substantial indebtedness and may incur substantial additional indebtedness in the future, which could adversely affect our financial health and our ability to generate sufficient cash to satisfy our outstanding and future debt obligations. Our substantial indebtedness could have important consequences to us and our shareholders. For example, it could:

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  limit our ability to satisfy our debt obligations;

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  increase our vulnerability to adverse general economic and industry conditions;

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  require us to dedicate a substantial portion of our cash flow from operations to servicing and repaying our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and for other general corporate purposes;

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  limit our flexibility in planning for or reacting to changes in our businesses and the industry in which we operate;

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  place us at a competitive disadvantage compared with our competitors that have less debt;

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  limit, along with the financial and other restrictive covenants of our indebtedness, among other things, our ability to borrow additional funds; and

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  increase the cost of additional financing.

        In the future, we may from time to time incur substantial additional indebtedness and contingent liabilities. If we incur additional debt, the risks that we face as a result of our already substantial indebtedness and leverage could intensify.

        Our ability to generate sufficient cash to satisfy our outstanding and future debt obligations will depend upon our future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, many of which are beyond our control. We cannot assure you that we will be able to generate sufficient cash flow from operations to support the repayment of our current indebtedness. If we are unable to service our indebtedness, we will be forced to adopt an alternative strategy that may include actions such as reducing or delaying capital expenditures, selling assets, restructuring or refinancing our indebtedness or seeking equity capital. These strategies may not be instituted on satisfactory terms, if at all. In addition, certain of our other financing arrangements also impose operating and financial restrictions on our business, which may negatively affect our ability to react to changes in market conditions, take advantage of business opportunities we believe to be desirable, obtain future financing, fund required capital expenditures, or withstand a continuing or future downturn in our business. Any of these factors could materially and adversely affect our ability to satisfy our obligations under the Notes and other debt.

We must comply with certain financial and other covenants under the terms of our debt instruments and the failure to do so may put us in default under those instruments.

        Many of our loan agreements include financial covenants and broad default provisions. The financial covenants primarily include current ratios, quick ratios, debt to asset ratios, contingent liability ratios and minimum equity requirements, which, in general, govern our existing long-term debt and debt we may incur in the future. These covenants could limit our ability to plan for or react to market conditions or to meet our capital needs in a timely manner and complying with these covenants may require us to curtail some of our operations and growth plans. In addition, any global or regional economic deterioration may cause us to incur significant net losses or force us to assume considerable liabilities, which would adversely impact our ability to comply with the financial and other covenants of our outstanding loans. If our creditors refuse to grant waivers for any non-compliance with these covenants, such non-compliance will constitute an event of default which may accelerate the amounts due under the applicable loan agreements. Some of our loan agreements also contain cross-default clauses, which could enable creditors under our debt instruments to declare an event of default should there be an event of default on our other loan agreements.

        We cannot assure you that we will be able to remain in compliance with these covenants in the future. We may not be able to cure future violations or obtain a waiver on a timely basis in order to avoid a default. An event of default under any agreement governing our existing or future debt, if not cured by us or waived by our creditors, could have a material adverse effect on our liquidity, financial condition and results of operations.

Our dependence on Chinese banks to extend our existing loans and provide additional loans exposes us to funding risks, which may materially and adversely affect our operations.

        We require significant cash flow and funding to support our operations. As a result, we rely on short-term borrowings to provide working capital for our daily operations. Since the majority of our short-term borrowings come from Chinese banks, we are exposed to lending policy changes by the Chinese banks. In 2013 and 2014, we successfully extended our short-term borrowings and, as of September 30, 2015, we had outstanding short-term borrowings of $639.8 million with Chinese banks. Between January 1, 2015 and September 30, 2015, we obtained new borrowings of $754.7 million from Chinese banks, including $610.7 million with due dates beyond December 31, 2015. Also, between January 1, 2015 and September 30, 2015, we renewed existing bank facilities of $1,341.7 million from Chinese banks with due dates beyond December 31, 2015.

        If the Chinese government changes its macroeconomic policies and forces Chinese banks to tighten their lending practices, or if Chinese banks are no longer willing to provide financing to solar power companies, including us, we may not be able to extend our short-term borrowings or make additional borrowings in the future. As a result, we may not be able to fund our operations to the same extent as in previous years, which may have a material and adverse effect on our operations.

Cancellations of customer orders may make us unable to recoup any prepayments made to suppliers.

        In the past, we were required to make prepayments to certain suppliers of silicon wafers and cells and silicon raw materials. Although we require certain customers to make partial prepayments, there is generally a lag between the due date for the prepayment of purchased silicon wafers and cells and silicon raw materials and the time that our customers make prepayments. In the event that our customers cancel their orders, we may not be able to recoup prepayments made to suppliers, which could adversely influence our financial condition and results of operations.

Credit terms offered to some of our customers expose us to the credit risks of such customers and may increase our costs and expenses, which could in turn materially and adversely affect our revenues, liquidity and results of operations.

        We offer some customers unsecured short-term or medium-term credit based on their creditworthiness and market conditions. As a result, our claims for payments and sales credits rank as unsecured claims, which expose us to credit risk if our customers become insolvent or bankrupt.

        From time to time, we sell our products to high credit risk customers in order to gain early access to emerging or promising markets, increase our market share in existing key markets or because of the prospects of future sales with a rapidly growing customer. There are high credit risks in doing business with these customers because they are often small, young and high-growth companies with significant unfunded working capital, inadequate balance sheets and credit metrics and limited operating histories. If these customers are not able to obtain satisfactory working capital, maintain adequate cash flow, or obtain construction financing for the projects where our solar products are used, they may be unable to pay for the products for which they have ordered or of which they have taken delivery. Our legal recourse under such circumstances may be limited if the customer's financial resources are already constrained or if we wish to continue to do business with that customer. Revenue recognition for this type of customer is deferred until cash is received. If more customers to whom we extend credit are unable to pay for our products, our revenues, liquidity and results of operations could be materially and adversely affected.

Our dependence on a limited number of suppliers of silicon wafers, cells and silicon, and the limited number of suppliers for certain other components, such as silver metallization paste, solar module back-sheet, and ethylene vinyl acetate encapsulant, could prevent us from delivering our products to our customers in the required quantities or in a timely manner, which could result in order cancellations and decreased revenues.

        We purchase silicon raw materials, which include solar grade silicon, silicon wafers and solar cells, from a limited number of third-party suppliers. Our largest supplier of raw materials by dollar amount of purchases accounted for 18.1%, 23.8%, 19.6% and 24.6% of our total raw materials purchases in 2012, 2013, 2014 and the nine months ended September 30, 2015, respectively.

        In the nine months ended September 30, 2015, our major suppliers of silicon wafers included GCL, Yichang CSG Polysilicon Co., Ltd. and LDK Solar Co., Ltd. Our major suppliers of solar cells in the nine months ended September 30, 2015 included Motech Industries, Inc., Neo Solar and Tongwei Solar Co., Ltd. These suppliers may not always be able to meet our quantity requirements, or keep pace with the price reductions or quality improvements, necessary for us to price our products competitively. Supply may also be interrupted by accidents, disasters or other unforeseen events beyond our control. The failure of a supplier, for whatever reason, to supply silicon wafers, solar cells, silicon raw materials or other essential components that meet our quality, quantity and cost requirements in a timely manner could impair our ability to manufacture our products or increase our costs. The impact could be more severe if we are unable to access alternative sources on a timely basis or on commercially reasonable terms, and could prevent us from delivering our products to our customers in the required quantities and at prices that are profitable. Problems of this kind could cause order cancellations, reduce our market share, harm our reputation and cause legal disputes with our customers.

We are developing and commercializing higher conversion efficiency cells, but we may not be able to mass-produce these cells in a cost effective way, if at all.

        Higher efficiency cell structures are becoming an increasingly important factor in cost competitiveness and brand recognition in the solar power industry. Such cells may yield higher power outputs at the same cost to produce as lower efficiency cells, thereby lowering the manufactured cost per watt. The ability to manufacture and sell solar modules made from such cells may also be an important competitive advantage because solar system owners can obtain a higher yield of electricity from the modules that have a similar infrastructure, footprint and system cost compared to systems with modules using lower efficiency cells. Higher conversion efficiency solar cells and the resulting higher output solar modules are also one of the considerations in maintaining a price premium over thin-film products. However, while we are making the necessary investments to develop higher conversion efficiency solar power products, there is no assurance that we will be able to commercialize some or any of these products in a cost effective way, or at all. In the near term, such products may command a modest premium. In the longer term, if our competitors are able to manufacture such products and we cannot do the same at all or in a cost efficient manner, we will be at a competitive disadvantage, which will likely influence our product pricing and our financial performance.

We may be subject to unexpected warranty expense that may not be adequately covered by our insurance policies.

        Our warranty against defects in materials and workmanship is for ten years and, effective June 1, 2015, we guarantee that, for a period of 25 years, our polycrystalline modules will maintain the following performance levels:

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  during the first year, the actual power output of the module will be no less than 97.5% of the labeled power output;

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  from year 2 to year 24, the actual annual power output decline will be no more than 0.7%; and

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  by the end of year 25, the actual power output of the module will be no less than 80.7% of the labeled power output.

        Effective June 1, 2015, we guarantee that, for a period of 25 years, our monocrystalline modules will maintain the following performance levels:

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  during the first year, the actual power output of the module will be no less than 97% of the labeled power output;

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  from year 2 to year 24, the actual annual power output decline will be no more than 0.7%; and

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  by the end of year 25, the actual power output of the module will be no less than 80.2% of the labeled power output.

        In addition, effective January 1, 2015, we lengthened the warranty against decline in our Diamond modules to 30 years. We guarantee that, for a period of 30 years, our Diamond modules will maintain the following performance levels:

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  during the first year, the actual power output of the module will be no less than 97.5% of the labeled power output;

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  from year 2 to year 29, the actual annual power output decline will be no more than 0.5%; and

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  by the end of year 30, the actual power output of the module will be no less than 83% of the labeled power output.

        We believe our warranty periods are consistent with industry practice. Due to the long warranty period, we bear the risk of extensive warranty claims long after we have shipped our products and recognized revenue. We began selling specialty solar products in 2002 and began selling standard solar modules in 2004. Any increase in the defect rate of our products would require us to increase our warranty reserves and would have a corresponding negative impact on our results of operations. Although we conduct quality testing and inspection of our solar module products, our solar module products have not been and cannot be tested in an environment simulating the up-to-25-year warranty periods. In particular, unknown issues may surface after extended use. These issues could potentially affect our market reputation and adversely affect our revenues, giving rise to potential warranty claims by our customers. As a result, we may be subject to unexpected warranty costs and associated harm to our financial results as long as 25 years after the sale of our products. In addition, for utility-scale solar power projects built by us, we provide a limited workmanship or balance of system warranty against defects in engineering, design, installation and construction under normal use, operation and service conditions for a period of up to five years following the energizing of the solar power plant. In resolving claims under the workmanship or balance of system warranty, we have the option of remedying through repair, refurbishment or replacement of equipment. We have also entered into similar workmanship warranties with our suppliers to back up our warranties.

        As part of our total solutions business, before energizing solar power plants, we conduct performance testing to confirm that they meet the operational and capacity expectations set forth in the agreements. In limited cases, we also provide an energy generation performance test designed to demonstrate that the actual energy generation for up to the first three years meets or exceeds the modeled energy expectation. In the event that the energy generation performance test performs below expectations, we may incur liquidated damages capped at a percentage of the contract price.

        We enter into agreements with a group of insurance companies with high credit ratings to back up our warranties. Under the terms of the insurance policies, which are designed to match the terms of our solar module product warranty policy, the insurance companies are obliged to reimburse us, subject to certain maximum claim limits and certain deductibles, for the actual product warranty costs that we incur under the terms of our solar module product warranty policy. We record the insurance premiums initially as prepaid expenses and amortize them over the respective policy period of one year. Each prepaid policy provides insurance against warranty costs for panels sold within that policy year. However, potential warranty claims may exceed the scope or amount of coverage under this insurance and, if they do, they could materially and adversely affect our business.

We may not continue to be successful in developing and maintaining a cost-effective solar cell manufacturing capability.

        We plan to continue expanding our in-house solar cell manufacturing capabilities to support our solar module manufacturing business. Our annual solar cell production capacity was at 1.9 GW as of September 30, 2015. To remain competitive going forward, we intend to expand our annual solar cell production capacity to meet expected growth in demand for our solar modules. However, we only have limited and recent operating experience in this area and may face significant product development challenges in our solar cell operations. Manufacturing solar cells is a complex process and we may not be able to produce solar cells of sufficient quality to meet our solar module manufacturing standards. Minor deviations in the manufacturing process can cause substantial decreases in yield and in some cases cause no yield output or production to be suspended. We will need to make capital expenditures to purchase manufacturing equipment for solar cell production and will also need to make significant investments in research and development to keep pace with technological advances in solar power technology. Any failure to successfully develop and maintain cost-effective solar cell manufacturing capability may have a material and adverse effect on our business and prospects. For example, we have in the past purchased a large percentage of solar cells from third parties. This negatively affected our margins compared with those of our competitors since it is less expensive to produce cells internally than to purchase them from third parties. Because third party solar cell purchases are usually made in a period of high demand, prices tend to be higher and availability reduced.

        Although we intend to continue direct purchasing of solar cells and toll manufacturing arrangements through a limited number of strategic partners, our relationships with our solar cell suppliers may be disrupted if we engage in the large-scale production of solar cells ourselves. If solar cell suppliers discontinue or reduce the supply of solar cells to us, through direct sales or through toll manufacturing arrangements, and we are not able to compensate for the loss or reduction by manufacturing our own solar cells, our business and results of operations may be adversely affected.

We may not achieve acceptable yields and product performance as a result of manufacturing problems.

        We need to continuously enhance and modify our ingot and silicon wafer production capabilities in order to improve yields and product performance. Microscopic impurities such as dust and other contaminants, difficulties in the manufacturing process, disruptions in the supply of utilities or defects in the key materials and tools used to manufacture silicon wafers can cause a percentage of the silicon wafers to be rejected, which would negatively affect our yields. We may experience manufacturing difficulties that cause production delays and lower than expected yields.

        Problems in our facilities, including but not limited to production failures, human errors, weather conditions, equipment malfunction or process contamination, may limit our ability to manufacture products, which could seriously harm our operations. We are also susceptible to floods, droughts, power losses and similar events beyond our control that would affect our facilities. A disruption in any step of the manufacturing process will require us to repeat each step and recycle the silicon debris, which would adversely affect our yields and manufacturing cost.

If we are unable to attract, train and retain technical personnel, our business may be materially and adversely affected.

        Our future success depends, to a significant extent, on our ability to attract, train and retain technical personnel. Recruiting and retaining capable personnel, particularly those with expertise in the solar power industry, are vital to our success. There is substantial competition for qualified technical personnel, and there can be no assurance that we will be able to attract or retain sufficient technical personnel. If we are unable to attract and retain qualified employees, our business may be materially and adversely affected.

Our dependence on a limited number of customers and our lack of long-term customer contracts may cause significant fluctuations or declines in our revenues.

        We sell a substantial portion of our solar module products to a limited number of customers, including distributors, system integrators, project developers and installers/EPC companies. Our top five customers by revenues collectively accounted for 25.5%, 38.3%, 33.6% and 29.0% of our net revenues in 2012, 2013, 2014 and the nine months ended September 30, 2015, respectively. We anticipate that our dependence on a limited number of customers will continue for the foreseeable future. Consequently, any of the following events may cause material fluctuations or declines in our revenues:

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  reduced, delayed or cancelled orders from one or more of our significant customers;

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  the loss of one or more of our significant customers;

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  a significant customer's failure to pay for our products on time; and

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  a significant customer's financial difficulties or insolvency.

        As we continue to expand our business and operations, our top customers continue to change. We cannot assure that we will be able to develop a consistent customer base.

Product liability claims against us could result in adverse publicity and potentially significant monetary damages.

        We, along with other solar power product manufacturers, are exposed to risks associated with product liability claims if the use of our solar power products results in injury. Since our products generate electricity, it is possible that users could be injured or killed by our products due to product malfunctions, defects, improper installation or other causes. Although we carry limited product liability insurance, we may not have adequate resources to satisfy a judgment if a successful claim is brought against us. The successful assertion of product liability claims against us could result in potentially significant monetary damages and require us to make significant payments. Even if the product liability claims against us are determined in our favor, we may suffer significant damage to our reputation.

Our founder, Dr. Shawn Qu, has substantial influence over our company and his interests may not be aligned with the interests of our other shareholders.

        As of September 30, 2015, Dr. Shawn Qu, our founder, Chairman, President and Chief Executive Officer, beneficially owned 13,559,527 common shares, or 24.2% of our outstanding shares. As a result, Dr. Qu has substantial influence over our business, including decisions regarding mergers and acquisition, consolidations and the sale of all or substantially all of our assets, the election of directors and other significant corporate actions. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could deprive our other shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and might reduce the price of our common shares.

We may be exposed to infringement, misappropriation or other claims by third parties, which, if determined adversely to us, could require us to pay significant damage awards.

        Our success depends on our ability to develop and use our technology and know-how and sell our solar power products without infringing the intellectual property or other rights of third parties. The validity and scope of claims relating to solar power technology patents involve complex scientific, legal and factual questions and analyses and are therefore highly uncertain. We may be subject to litigation involving claims of patent infringement or the violation of intellectual property rights of third parties. Defending intellectual property suits, patent opposition proceedings and related legal and administrative proceedings can be both costly and time-consuming and may significantly divert the efforts and resources of our technical and management personnel. Additionally, we use both imported and China-made equipment in our production lines, sometimes without sufficient supplier guarantees that our use of such equipment does not infringe third-party intellectual property rights. This creates a potential source of litigation or infringement claims. An adverse determination in any such litigation or proceedings to which we may become a party could subject us to significant liability to third parties or require us to seek licenses from third parties, pay ongoing royalties, redesign our products or subject us to injunctions prohibiting the manufacture and sale of our products or the use of our technologies. Protracted litigation could also defer customers or potential customers or limit their purchase or use of our products until such litigation is resolved.

Compliance with environmental laws and regulations can be expensive, and noncompliance with these regulations may result in adverse publicity and potentially significant monetary damages, fines and the suspension or even termination of our business operations.

        We are required to comply with all national and local environmental regulations. Our business generates noise, wastewater, gaseous wastes and other industrial waste in our operations and the risk of incidents with a potential environmental impact has increased as our business has expanded. We believe that we comply with all relevant environmental laws and regulations and have all necessary environmental permits to conduct our business as it is presently conducted. However, if more stringent regulations are adopted in the future, the costs of complying with these new regulations could be substantial. If we fail to comply with present or future environmental regulations, we may be required to pay substantial fines, suspend production or cease operations.

        Our solar power products must comply with the environmental regulations of the jurisdictions in which they are installed, and we may incur expenses to design and manufacture our products to comply with such regulations. If compliance is unduly expensive or unduly difficult, we may lose market share and our financial results may be adversely affected. Any failure by us to control our use or to restrict adequately the discharge, of hazardous substances could subject us to potentially significant monetary damages, fines or suspensions of our business operations.

We may not be successful in establishing our brand name in important markets and the products we sell under our brand name may compete with the products we manufacture on an original equipment manufacturer, or OEM, basis for our customers.

        We sell our products primarily under our own brand name but also on an OEM basis. In certain markets, our brand may not be as prominent as other more established solar power product vendors, and there can be no assurance that the brand names "Canadian Solar", or "CSI" or any of our possible future brand names will gain acceptance among customers. Moreover, because the range of products that we sell under our own brands and those we manufacture for our OEM customers may be substantially similar, we may end up directly or indirectly competing with our OEM customers, which could negatively affect our relationship with them.

Failure to protect our intellectual property rights in connection with new solar power products may undermine our competitive position.

        As we develop and bring to market new solar power products, we may need to increase our expenditures to protect our intellectual property. Our failure to protect our intellectual property rights may undermine our competitive position. As of December 24, 2015, we had 428 patents and 206 patent applications pending in the PRC for products that contribute a relatively small percentage of our net revenues. We have five U.S. patents. We also have one patent in Norway. We have registered the "Canadian Solar" trademark in the U.S., Australia, Canada, Europe, South Korea, Japan, the United Arab Emirates, Hong Kong and Peru and we have applied for registration of the "Canadian Solar" trademark in a number of other countries. As of December 24, 2015, we had 60 registered trademarks and one trademark application pending in the PRC, and 44 registered trademarks and 24 trademark applications pending outside of China. These intellectual property rights afford only limited protection and the actions we take to protect our rights as we develop new solar power products may not be adequate. Policing the unauthorized use of proprietary technology can be difficult and expensive. In addition, litigation, which can be costly and divert management attention, may be necessary to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of the proprietary rights of others.

We have limited insurance coverage and may incur significant losses resulting from operating hazards, product liability claims or business interruptions.

        Our operations involve the use, handling, generation, processing, storage, transportation and disposal of hazardous materials, which may result in fires, explosions, spills and other unexpected or dangerous accidents causing personal injuries or death, property damages, environmental damages and business interruption. Although we currently carry third-party liability insurance against property damages, the policies for this insurance are limited in scope and may not cover all claims relating to personal injury, property or environmental damage arising from incidents on our properties or relating to our operations. Any occurrence of these or other incidents which are not insured under our existing insurance policies could have a material adverse effect on our business, financial condition or results of operations.

        We are also exposed to risks associated with product liability claims in the event that the use of our solar power products results in injury. Although we carry limited product liability insurance, we may not have adequate resources to satisfy a judgment if a successful claim is brought against us.

        In addition, the normal operation of our manufacturing facilities may be interrupted by accidents caused by operating hazards, power supply disruptions, equipment failure, as well as natural disasters. While our manufacturing plants in China and elsewhere are covered by business interruption insurance, any significant damage or interruption to these plants could still have a material and adverse effect on our results of operations.

If our internal control over financial reporting or disclosure controls and procedures are not effective, investors may lose confidence in our reported financial information, which could lead to a decline in our share price.

        We are subject to the reporting obligations under U.S. securities laws. The Securities and Exchange Commission, or SEC, as required by Section 404 of the Sarbanes-Oxley Act of 2002, has adopted rules requiring every public company to include a management report on its internal control over financial reporting in its annual report, which contains management's assessment of the effectiveness of its internal control over financial reporting. In addition, an independent registered public accounting firm must report on the effectiveness of our internal controls over financial reporting. As of December 31, 2014, our management concluded that our internal control over financial reporting was effective. However, we cannot assure you that material weaknesses in our internal controls over financial reporting will not be identified in the future. Any material weaknesses in our internal controls could cause us not to meet our periodic reporting obligations in a timely manner or result in material misstatements in our financial statements. Material weaknesses in our internal controls over financial reporting could also cause investors to lose confidence in our reported financial information, leading to a decline in the market price of our common shares.

The audit report included in our annual report on Form 20-F was prepared by auditors who are not inspected by the Public Company Accounting Oversight Board and, as a result, you are deprived of the benefits of such inspection.

        The independent registered public accounting firm that issues the audit reports included in our annual reports filed with the SEC, as auditors of companies that are traded publicly in the U.S. and a firm registered with the Public Company Accounting Oversight Board (United States), or the PCAOB, is required by the laws of the U.S. to undergo regular inspections by the PCAOB to assess its compliance with the laws of the U.S. and professional standards. Because our auditors are located in the PRC, a jurisdiction where the PCAOB is currently unable to conduct inspections without the approval of the PRC authorities, our auditors are not currently inspected by the PCAOB.

        Inspections of other firms that the PCAOB has conducted outside China have identified deficiencies in those firms' audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. This lack of PCAOB inspections in China prevents the PCAOB from regularly evaluating our auditor's audits and its quality control procedures. As a result, investors may be deprived of the benefits of PCAOB inspections.

        The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of our auditor's audit procedures or quality control procedures as compared to auditors outside of China that are subject to PCAOB inspections. As a result, investors may lose confidence in our reported financial information and procedures and the quality of our financial statements.

If additional remedial measures are imposed on the big four PRC-based accounting firms, including our independent registered public accounting firm, in administrative proceedings brought by the SEC alleging the firms' failure to meet specific criteria set by the SEC, with respect to requests for the production of documents, we could be unable to timely file future financial statements in compliance with the requirements of the Exchange Act.

        Beginning in 2011, the Chinese affiliates of the "big four" accounting firms (including our independent registered public accounting firm) were affected by a conflict between the U.S. and Chinese law. Specifically, for certain U.S. listed companies operating and audited in the PRC, the SEC and the PCAOB sought to obtain access to the audit work papers and related documents of the Chinese affiliates of the "big four" accounting firms. The accounting firms were, however, advised and directed that, under Chinese law, they could not respond directly to the requests of the SEC and the PCAOB and that such requests, and similar requests by foreign regulators for access to such papers in China, had to be channeled through the China Securities Regulatory Commission, or CSRC.

        In late 2012, this impasse led the SEC to commence administrative proceedings under Rule 102(e) of its Rules of Practice and also under the Sarbanes-Oxley Act of 2002 against the "big four" accounting firms (including our independent registered public accounting firm). A first instance trial of these proceedings in July 2013 in the SEC's internal administrative court resulted in an adverse judgment against the firms. The administrative law judge proposed penalties on the firms, including a temporary suspension of their right to practice before the SEC. Implementation of the latter penalty was postponed pending review by the SEC Commissioners. On February 6, 2015, before a review by the Commissioner had taken place, the firms reached a settlement with the SEC. Under the settlement, the SEC accepts that future requests by the SEC for the production of documents will normally be made to the CSRC. The firms will receive matching Section 106 requests, and are required to abide by a detailed set of procedures with respect to such requests, which in substance require them to facilitate production via the CSRC. If the firms fail to follow these procedures and meet certain other specified criteria, the SEC retains the authority to impose a variety of additional remedial measures, including, as appropriate, an automatic six-month bar on a firm's ability to perform certain audit work, commencement of new proceedings against a firm or, in extreme cases, the resumption of the current administrative proceeding against all four firms.

        In the event that the SEC restarts administrative proceedings, depending upon the final outcome, listed companies in the U.S. with major PRC operations may find it difficult or impossible to retain auditors in respect of their operations in the PRC, which could result in their financial statements being determined to not be in compliance with the requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including possible delisting. Moreover, any negative news about any such future proceedings against the firms may cause investor uncertainty regarding China-based, U.S.-listed companies and the market price of their shares may be adversely affected.

        If our independent registered public accounting firm was denied, even temporarily, the ability to practice before the SEC and we were unable to timely find another registered public accounting firm to audit and issue an opinion on our financial statements, our financial statements could be determined not to be in compliance with the requirements of the Exchange Act. Such a determination could ultimately lead to the delisting of our shares from the NASDAQ Stock Market LLC, or Nasdaq, or deregistration from the SEC, or both, which would substantially reduce or effectively terminate the trading of our shares in the U.S.

Our independent registered public accounting firm, Deloitte China, recently advised our audit committee that they had identified a matter that raised concerns in relation to the SEC's auditor independence rules.

        The Spanish Member Firm of Deloitte Touche Tohmatsu Limited, or Deloitte Spain, provided an element of impermissible services of certain otherwise permissible tax compliance services to our subsidiary in Spain, or the Spanish Subsidiary, which became our subsidiary after we acquired Recurrent Energy, LLC in March 2015, and such services were not consistent with the SEC's auditor independence rules. Specifically, it was discovered that Deloitte Spain processed certain tax payments at the request of the Spanish Subsidiary, after management reviewed and approved such payments, which included cash handling by Deloitte Spain. The impermissible services continued through early September 2015, when upon identification the services were promptly terminated. The fees paid to Deloitte Spain for such services were insignificant. Deloitte Touche Tohmatsu Certified Public Accountants LLP, or Deloitte China, informed our audit committee that during the period, their audit engagement team was not aware of the services being provided to the Spanish Subsidiary. As a measure taken in response to the matter described above, Deloitte China performed procedures to verify that the amount of cash handled related solely to the tax compliance services, that the amount of cash remitted to the tax authority equated to amounts included in tax filings and that cash was remitted to the tax authority timely. Accordingly, for the reasons noted above, Deloitte China advised our audit committee that their objectivity, integrity, and impartiality was not impaired with respect to planning and executing the audits during 2015.

        Our audit committee also reviewed and considered the impact that these matters may have had on Deloitte China's independence with respect to it under the applicable SEC and PCAOB independence rules. After considering all the facts and circumstances, our audit committee determined that the matter would not impair Deloitte China's ability to exercise objective and impartial judgment on all issues encompassed within their audit engagements during 2015.

Risks Related to Doing Business in China

The enforcement of the labor contract law and increases in labor costs in the PRC may adversely affect our business and our profitability.

        The Labor Contract Law came into effect on January 1, 2008, and was later revised on December 28, 2012; the Implementation Rules and the amendment thereunder became effective on September 18, 2008 and July 1, 2013, respectively. The Labor Contract Law and the Implementation Rules imposed stringent requirements on employers with regard to executing written employment contracts, hiring temporary employees, dismissing employees, consultation with the labor union and employee assembly, compensation upon termination and overtime work, collective bargaining and labor dispatch business. In addition, under the Regulations on Paid Annual Leave for Employees, which came into effect on January 1, 2008, and their Implementation Measures, which were promulgated and became effective on September 18, 2008, employees who have served for more than one year with an employer are entitled to a paid vacation ranging from five to 15 days, depending on their length of service. Employees who waive such vacation time at the request of the employer must be compensated for each vacation day waived at a rate equal to three times their normal daily salary. According to the Interim Provisions on Labor Dispatching, which came into effect on March 1, 2014, where the number of dispatched workers used by an employer prior to the implementation hereof exceeds 10% of its total number of workers, the employer shall formulate a plan to adjust its worker employment situations, and reduce the said percentage to within the required range within two years from the effective date. Our labor costs are expected to continue to increase due to these new laws and regulations. Higher labor costs and labor disputes with our employees stemming from these new rules and regulations could adversely affect our business, financial condition, and results of operations.

In recent years, our subsidiaries have lost certain tax benefits and we expect to pay additional PRC taxes as a result, which could have a material and adverse impact on our financial condition and results of operations.

        On January 1, 2008, the Enterprise Income Tax Law, or the EIT Law, came into effect in China. Under the EIT Law, both foreign-invested enterprises and domestic enterprises are subject to a uniform enterprise income tax rate of 25%. There is a transition period for enterprises that were established prior to March 16, 2007 (the promulgation date of the EIT Law) and were given preferential tax treatment under the previous tax law. Enterprises that were entitled to exemptions or reductions from the standard income tax rate for a fixed term may continue to enjoy such treatment until the fixed term expires, subject to certain limitations. The EIT Law provides for preferential tax treatment for certain categories of industries and projects that are strongly supported and encouraged by the state. For example, enterprises classified as a "High and New Technology Enterprise," or HNTE, are entitled to a 15% enterprise income tax rate provided that such HNTE satisfies other applicable statutory requirements.

        Certain of our PRC subsidiaries, such as CSI New Energy Holding Co., Ltd. (formerly, CSI Solar Manufacture Inc.), or CSI New Energy Holding, CSI Cells Co. Ltd., or CSI Cells, Canadian Solar Manufacturing (Luoyang) Inc., or CSI Luoyang Manufacturing, Canadian Solar Manufacturing (Changshu) Inc., or CSI Changshu Manufacturing, once enjoyed preferential tax benefits, such as a reduced enterprise income tax rate of 12.5%. However, these benefits have now expired. In 2014, only Suzhou Sanysolar Materials Technology Co., Ltd., which is recognized as an HNTE and satisfies applicable statutory requirements, enjoys a reduced enterprise income tax rate of 15%. As most of the preferential tax benefits enjoyed by our PRC subsidiaries expired, their effective tax rates increased significantly.

There are significant uncertainties regarding our tax liabilities with respect to our income under the EIT Law.

        We are a Canadian company with a significant portion of our manufacturing operations in China. Under the EIT Law and its implementation regulations, both of which became effective on January 1,

2008, enterprises established outside China whose "de facto management body" is located in China are considered PRC tax residents and will generally be subject to the uniform 25% enterprise income tax rate on their global income. Under the implementation regulations, the term "de facto management body" is defined as substantial and overall management and control over aspects such as the production and business, personnel, accounts and properties of an enterprise. The Circular on Identification of China-controlled Overseas-registered Enterprises as Resident Enterprises on the Basis of Actual Management Organization, or Circular 82, further provides certain specific criteria for determining whether the "de facto management body" of a PRC-controlled offshore incorporated enterprise is located in the PRC. The criteria include whether (i) the premises where the senior management and the senior management bodies responsible for the routine production and business management of the enterprise perform their functions are mainly located within the PRC, (ii) decisions relating to the enterprise's financial and human resource matters are made or subject to approval by organizations or personnel in the PRC, (iii) the enterprise's primary assets, accounting books and records, company seals, and board and shareholders' meeting minutes are located or maintained in the PRC and (iv) 50% or more of voting board members or senior executives of the enterprise habitually reside in the PRC. Although Circular 82 only applies to offshore enterprises controlled by enterprises or enterprise groups located within the PRC, the determining criteria set forth in the Circular 82 may reflect the tax authorities' general position on how the "de facto management body" test may be applied in determining the tax resident status of offshore enterprises. As the tax resident status of an enterprise is subject to the determination by the PRC tax authorities, uncertainties remain with respect to the interpretation of the term "de facto management body" as applicable to our offshore entities. As a substantial number of the members of our management team are located in China, we may be considered as a PRC tax resident under the EIT Law and, therefore, subject to the uniform 25% enterprise income tax rate on our global income, but dividends received by us from our PRC subsidiaries may be exempt from the income tax. If our global income is subject to PRC enterprise income tax at the rate of 25%, our financial condition and results of operation may be materially and adversely affected.

Dividends paid by us to our non-PRC shareholders and gains on the sale of our common shares by our non-PRC shareholders may be subject to PRC enterprise income tax liabilities or individual income tax liabilities.

        Under the EIT Law and its implementation regulations, dividends paid to a non-PRC investor are generally subject to a 10% PRC withholding tax, if such dividends are derived from sources within China and the non-PRC investor is considered to be a non-resident enterprise without any establishment or place within China or if the dividends paid have no connection with the non-PRC investor's establishment or place within China, unless such tax is eliminated or reduced under an applicable tax treaty. Similarly, any gain realized on the transfer of shares by such investor is also subject to a 10% PRC withholding tax if such gain is regarded as income derived from sources within China, unless such tax is eliminated or reduced under an applicable tax treaty.

        The implementation regulations of the EIT Law provide that (i) if the enterprise that distributes dividends is domiciled in the PRC, or (ii) if gains are realized from transferring equity interests of enterprises domiciled in the PRC, then such dividends or capital gains shall be treated as China-sourced income. Currently there are no detailed rules applicable to us that govern the procedures and specific criteria for determining the meaning of being "domiciled" in the PRC. As such, it is not clear how the concept of domicile will be interpreted under the EIT Law. Domicile may be interpreted as the jurisdiction where the enterprise is incorporated or where the enterprise is a tax resident.

        As a result, if we are considered a PRC "resident enterprise" for tax purpose, it is possible that the dividends we pay with respect to our common shares to non-PRC enterprises, or the gain non-PRC enterprises may realize from the transfer of our common shares, would be treated as income derived from sources within China and be subject to the PRC withholding tax at a rate of 10% or a lower applicable treaty rate for enterprises.

        Under the Law of the People's Republic of China on Individual Income Tax, or the IIT Law, individual income tax is payable on PRC-source dividend income. The implementation regulations of the IIT Law provide that income from dividends derived from companies, enterprises and other economic organizations in China as well as income realized from transfer of properties in China is considered derived from sources inside China, regardless of whether the place of payment was inside China. Therefore, if we are treated as a company in China for tax purposes, any dividends we pay to our non-PRC individual shareholders as well as any gains realized by such shareholders from the transfer of our common shares may be regarded as China-sourced income and, consequently, be subject to PRC withholding tax at a rate of up to 20% or a lower applicable treaty rate for individuals.

        The investment returns of our non-PRC investors may be materially and adversely affected if any dividends we pay, or any gains realized on a transfer of our common shares, are subject to PRC tax.

We face uncertainty from the PRC State Administration of Taxation's Announcement on Several Issues Concerning the Enterprise Income Tax on Indirect Property Transfer by Non-Resident Enterprises.

        The PRC State Administration of Taxation, or the SAT, issued the Circular on Strengthening the Management of Enterprise Income Tax Collection of Income Derived by Non-resident Enterprises from Equity Transfers, or Circular 698, on December 10, 2009. Under Circular 698, an overseas investor (actual controlling party) who "indirectly transfers" the equity of a PRC resident enterprise, is required to report such transfer to the PRC tax authority if certain statutory requirements are satisfied. In March 2015, the SAT issued the Announcement on Several Issues Concerning the Enterprise Income Tax on Indirect Property Transfer by Non-Resident Enterprises, or Announcement 7, which further regulated and strengthened the administration of enterprise income tax on indirect transfer of properties such as equity in a Chinese resident enterprise, and the above stipulations of Circular 698 were repealed simultaneously.

        Under Announcement 7, where a non-resident enterprise indirectly transfers properties, such as equity of Chinese resident enterprises, without any reasonable commercial purposes with the aim of avoiding payment of enterprise income tax, such indirect transfer shall be reclassified as a direct transfer of equity of a Chinese resident enterprise. Properties such as equity in Chinese resident enterprises mentioned in Announcement 7 mean the properties, or Chinese taxable properties, which are directly held by non-resident enterprises and subject the transfer income to enterprise income tax in China according to the provisions of Chinese tax law. Indirect transfers of Chinese taxable properties are transactions which transfer the equity and other similar interests (hereinafter referred to as "equity") of enterprises abroad that directly or indirectly hold Chinese taxable properties (not including Chinese resident enterprises registered abroad). To estimate reasonable commercial purposes, all arrangements related to the indirect transfer of Chinese taxable properties must be considered comprehensively and certain factors, such as whether the main value of the equity of enterprises abroad is directly or indirectly from the Chinese taxable properties, must be comprehensively analyzed. Except for the circumstances stipulated therein, the overall arrangements related to the indirect transfer of Chinese taxable properties that fall in any of the following circumstances simultaneously are deemed as having no reasonable commercial purposes: (i) more than 75% of the equity of enterprises abroad is directly or indirectly from Chinese taxable properties; (ii) more than 90% of the total assets (not including cash) of enterprises abroad are directly or indirectly composed of investment in the territory of China at any time in the year before the indirect transfer of Chinese taxable properties, or more than 90% of the income of enterprises abroad is directly or indirectly from the territory of China in the year before the indirect transfer of Chinese taxable properties; (iii) although the enterprises abroad and their subordinate enterprises directly or indirectly hold Chinese taxable properties have registered in the host country (region) in order to satisfy the organization form required by law, the functions actually performed and the risks undertaken are limited and are not sufficient to prove the economic essence; or (iv) the burden of income tax of indirect transfer of Chinese taxable properties payable abroad is lower than the possible burden of taxation in China as for the direct transfer of Chinese taxable properties. However, a non-resident enterprise's income obtained from indirect transfer of Chinese taxable properties by purchasing and selling equity of the same listed enterprise abroad in the open market will not be taxed under Announcement 7.

        There is uncertainty as to the application of Announcement 7 and it is understood that the relevant PRC tax authorities have jurisdiction regarding reasonable commercial purposes. As a result, we may become at risk of being taxed under Announcement 7 and we may be required to expend valuable resources to comply with Announcement 7 or to establish that we should not be taxed under Announcement 7, which may materially adversely affect our financial condition and results of operations.

        We do not believe that the transfer of our common shares by our non-PRC shareholders would be treated as an indirect transfer of equity in our PRC subsidiaries subject to Announcement 7. However, there is uncertainty as to the interpretation and application of Announcement 7 by the PRC tax authorities in practice. If you are required to pay PRC tax on the transfer of our common shares, your investment in us may be materially and adversely affected. In addition, we cannot predict how Announcement 7 will affect our financial condition or results of operations.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

        Certain of our revenues and expenses are denominated in Renminbi. If our revenues denominated in Renminbi increase or our expenses denominated in Renminbi decrease in the future, we may need to convert a portion of our revenues into other currencies to meet our foreign currency obligations. Under China's existing foreign exchange regulations, our PRC subsidiaries are able to pay dividends in foreign currencies without prior approval from the State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. However, we cannot assure you that the PRC government will not take further measures in the future to restrict access to foreign currencies for current account transactions.

        Foreign exchange transactions by our PRC subsidiaries under most capital accounts continue to be subject to significant foreign exchange controls and require the approval of or registration with PRC governmental authorities. In particular, if we finance our PRC subsidiaries by means of additional capital contributions, certain government authorities, including the Ministry of Commerce or its local counterparts, must approve these capital contributions. These limitations could affect the ability of our PRC subsidiaries to obtain foreign exchange through equity financing.

Uncertainties with respect to the Chinese legal system could materially and adversely affect us.

        We conduct a significant portion of our manufacturing operations through our subsidiaries in China. These subsidiaries are generally subject to laws and regulations applicable to foreign investment in China and, in particular, laws applicable to wholly foreign-owned enterprises and joint venture companies. The PRC legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value. Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since these laws and regulations are relatively new and the PRC legal system is still developing, the implementation and enforcement of many laws, regulations and rules may be inconsistent, which may limit legal protections available to us. In addition, any litigation in China may be protracted and may result in substantial costs and divert our resources and the attention of our management.

Risks Related to This Offering

Our management has broad discretion over the use of proceeds from this offering.

        Our management will have significant discretion in applying the net proceeds that we receive from this offering. Although we expect to use the net proceeds from this offering for general corporate purposes, our board of directors retains significant discretion with respect to the use of proceeds. We may use a portion of the net proceeds to fund, acquire or invest in complementary businesses or technologies. The proceeds from this offering may be used in a manner that does not generate favorable returns. In addition, if we use the proceeds for future acquisitions, there can be no assurance that we would successfully integrate any such acquisition into our operations or that the acquired entity would perform as expected.

We may issue additional common shares, other equity or equity-linked securities, which may materially and adversely affect the price of our common shares. Hedging activities may depress the trading price of our common shares.

        We may issue additional equity or equity-linked securities for a number of reasons, including to finance our operations and business strategy (including in connection with acquisitions, strategic collaborations or other transactions), to satisfy our obligations for the repayment of existing indebtedness, to adjust our ratio of debt to equity, to satisfy our obligations upon the exercise of outstanding warrants or options or for other reasons. Any future issuances of equity securities or equity-linked securities could substantially dilute your interests and may materially and adversely affect the price of our common shares. We cannot predict the timing or size of any future issuances or sales of equity or equity-linked securities, or the effect, if any, that such issuances or sales, including the sale of common shares in this offering, may have on the market price of our common shares. Market conditions could require us to accept less favorable terms for the issuance of our securities in the future.

The market price for our common shares may be volatile.

        The market price for our common shares has been highly volatile and subject to wide fluctuations. During the period from November 9, 2006, the first day on which our common shares were listed on the Nasdaq Global Market, until December 31, 2015, the market price of our common shares ranged from $1.95 to $51.80 per share. From January 1, 2015 to December 31, 2015, the market price of our common shares ranged from $14.16 to $40.08 per share. The closing market price of our common shares on December 31, 2015 was $28.96 per share. The market price of our common shares may continue to be volatile and subject to wide fluctuations in response to a wide variety of factors, including the following:

  •
  announcements of technological or competitive developments;

  •
  regulatory developments in our target markets affecting us, our customers or our competitors;

  •
  actual or anticipated fluctuations in our quarterly operating results;

  •
  changes in financial estimates by securities research analysts;

  •
  changes in the economic performance or market valuations of other solar power companies;

  •
  the departure of executive officers and key research personnel;

  •
  patent litigation and other intellectual property disputes;

  •
  litigation and other disputes with our long-term suppliers;

  •
  fluctuations in the exchange rates between the U.S. dollar, the Euro and the RMB;

  •
  the release or expiration of lock-up or other transfer restrictions on our outstanding common shares; and

  •
  sales or anticipated sales of additional common shares.

        In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also have a material and adverse effect on the price of our common shares.

Substantial future sales of our common shares in the public market, or the perception that such sales could occur, could cause the price of our common shares to decline.

        Sales of our common shares in the public market, or the perception that such sales could occur, could cause the market price of our common shares to decline. As of December 31, 2015, we had 55,965,443 common shares outstanding. The number of common shares outstanding and available for sale will increase when our employees and former employees who are holders of restricted share units and options to acquire our common shares become entitled to the underlying shares under the terms of their units or options. In addition, in connection with a $180 million senior loan facility, we issued warrants to purchase up to 1,348,040 of our common shares at an exercise price of $24.48 per share in October 2015, and we issued additional warrants to purchase up to 940,171 of our common shares at an exercise price of $28.08 per share in December 2015. The warrantholders are entitled to request to participate in any public offering of our common shares for which we undertake any marketing efforts. To the extent these shares are sold into the market, the market price of our common shares could decline.

Your right to participate in any future rights offerings may be limited, which may cause dilution to your holdings.

        We may from time to time distribute rights to our shareholders, including rights to acquire our securities. However, we cannot make these rights available in the United States unless we register the rights and the securities to which the rights relate under the Securities Act or an exemption from the registration requirements is available. We are under no obligation to file a registration statement with respect to any such rights or securities or to endeavor to cause a registration statement to be declared effective. Moreover, we may not be able to establish an exemption from registration under the Securities Act. Accordingly, you may be unable to participate in our rights offerings and may experience dilution in your holdings.

Our articles of continuance contain anti-takeover provisions that could adversely affect the rights of holders of our common shares.

        The following provisions in our amended articles of continuance may deprive our shareholders of the opportunity to sell their shares at a premium over the prevailing market price by delaying or preventing a change of control of our company:

  •
  Our board of directors has the authority, without approval from the shareholders, to issue an unlimited number of preferred shares in one or more series. Our board of directors may establish the number of shares to be included in each such series and may fix the designations, preferences, powers and other rights of the shares of a series of preferred shares.

  •
  Our board of directors is entitled to fix and may change the number of directors within the minimum and maximum number of directors provided for in our articles. Our board of directors may appoint one or more additional directors to hold office for a term expiring no later than the close of the next annual meeting of shareholders, subject to the limitation that the total number of directors so appointed may not exceed one-third of the number of directors elected at the previous annual meeting of shareholders.

You may have difficulty enforcing judgments obtained against us.

        We are a corporation organized under the laws of Canada and a substantial portion of our assets are located outside of the United States. A substantial portion of our current business operations is conducted in the PRC. In addition, a majority of our directors and officers are nationals and residents of countries other than the United States and a substantial portion of the assets of these persons are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons. It may also be difficult for you to enforce in U.S. court judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, many of whom are not residents of the United States and whose assets are located in significant part outside of the United States. In addition, there is uncertainty as to whether the courts of Canada or the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state. In addition, it is uncertain whether such Canadian or PRC courts would be competent to hear original actions brought in Canada or the PRC against us or such persons predicated upon the securities laws of the United States or any state.

We may be classified as a passive foreign investment company, which could result in adverse United States federal income tax consequences to United States Holders of our common shares.

        Based on the current value of our assets and the composition of our income and assets, we do not believe we were a "passive foreign investment company," or PFIC, for United States federal income tax purposes for our taxable year ended December 31, 2015. However, because the structuring of the Yieldco transaction is not complete and our PFIC status for 2016 or any future taxable year may depend, in part, on the manner in which we operate our current and future renewable energy generation assets, we currently cannot express a view as to whether we will be a PFIC for the current taxable year ending December 31, 2016 or any future taxable year. A non-United States corporation such as ourselves will be treated as a PFIC for United States federal income tax purposes for any taxable year if applying applicable look-through rules, either (i) at least 75% of its gross income for such year is passive income or (ii) at least 50% of the value of its assets (determined based on a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. The determination of PFIC status is based on an annual determination that cannot be made until the close of a taxable year, involves extensive factual investigation, including ascertaining the fair market value of all of our assets on a quarterly basis and the character of each item of income that we earn, and is subject to uncertainty in several respects. In particular, the application of the PFIC rules to certain of our business lines is complex and unclear, and we cannot guarantee that the United States Internal Revenue Service, or IRS, will agree with any positions that we ultimately take. Accordingly, we cannot assure you that we will not be treated as a PFIC for any taxable year or that the IRS will not take a contrary position.

        Changes in the composition of our income or composition of our assets may cause us to become a PFIC. The determination of whether we will be a PFIC for any taxable year may depend in part upon the value of our goodwill and other unbooked intangibles not reflected on our balance sheet (which may depend upon the market value of the common shares from time to time, which may be volatile) and also may be affected by how, and how quickly, we spend our liquid assets. Further, while we believe our classification methodology and valuation approach is reasonable, it is possible that the IRS may challenge our classification or valuation of our goodwill and other unbooked intangibles.

        If we are a PFIC for any taxable year during which a United States Holder (as defined in the section headed "Taxation—United States Federal Income Taxation") holds a common share, certain adverse United States federal income tax consequences could apply to such United States Holder. See "Taxation—United States Federal Income Taxation—Passive Foreign Investment Company."

USE OF PROCEEDS

        Except as otherwise provided in any free writing prospectus that we may authorize to be provided to you, we will use the net proceeds from the sale of our common shares for general corporate purposes, which may include solar power project development and working capital.

        As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds we will have upon completion of this offering. Accordingly, our management will have broad discretion in the application of net proceeds, if any.

CONSOLIDATED CAPITALIZATION AND DILUTION

        The following table presents the number of our issued and outstanding common shares and our consolidated cash and cash equivalents and capitalization as of September 30, 2015 on an actual and as-adjusted basis.

        The adjustments present the expected impact on the number of our issued and outstanding shares, our consolidated cash and cash equivalents and our capitalization as of September 30, 2015 of the issuances described above and after the payment by us of the sales agent's fees and estimated transaction expenses. There has been no material change to our share capital since September 30, 2015.

        The information below should be read in conjunction with, and is qualified in its entirety by, the audited consolidated financial statements and schedules and notes thereto included in our annual report on Form 20-F for the financial year ended December 31, 2014, and our unaudited interim consolidated financial statements for the nine-month periods ended September 30, 2014 and 2015, and management's discussion and analysis thereon, each as incorporated by reference into this prospectus supplement.

	As of September 30, 2015
	Actual	As adjusted(1)
	(in thousands, except share data)
Long-term borrowings(2)	514,254	514,254
Shareholders' equity:(3)
Common shares—no par value: unlimited authorized shares, 55,921,827 shares issued and outstanding at September 30, 2015	676,821	774,694
Additional paid-in capital	(19,379)	(19,379)
Retained earnings	156,562	156,562
Accumulated other comprehensive income (loss)	(48,841)	(48,841)

Total shareholders' equity	765,163	863,036

Total capitalization	1,279,417	1,377,290

(1)
As adjusted assumes and gives effect to the issuance of 3,453,038 common shares to be offered from time to time under this prospectus supplement at an assumed price of $28.96 per common share, the last reported sale price of our common shares on the Nasdaq Global Market on December 31, 2015, and the payment by us of the sales agent's fee and the estimated expenses of the offering.

(2)
Between October 1 and December 30, 2015, we entered into additional credit facilities with an aggregate amount of approximately $909.4 million, of which $501.6 million was undrawn and available as of the date of this prospectus supplement. Please see the section headed Subsequent Events in footnote 21 of the financial statements for the nine months ended September 30, 2015 included as Exhibit 99.2 of our report on Form 6-K furnished to the SEC on January 4, 2016.

(3)
We issued warrants to purchase an aggregate of up to 2,288,211 of our common shares in connection with a $180 million senior loan facility in October and December 2015.

        If you purchase common shares in this offering, your interest will be diluted to the extent of the excess of the public offering price per common share over the as-adjusted net tangible book value per common share after this offering. Net tangible book value per share represents the amount of our total tangible assets (which means total assets exclusive of copyrights, patents, goodwill, land use rights and other intangible assets) reduced by the amount of our total liabilities, divided by the total number of common shares issued and outstanding. As of September 30, 2015, we had a positive net tangible book value of $610.5 million, or approximately $10.92 per common share.

        After (i) giving effect to the sale of our common shares in the aggregate amount of $100 million at an assumed offering price of $28.96 per share, the last reported sale price of our common shares on the Nasdaq Global Market on December 31, 2015 and (ii) deducting estimated offering commissions and expenses of $2.9 million, or $0.84 per share, payable by us, we would have had a positive net tangible book value as of September 30, 2015 of $707.6 million, or $11.92 per common share. This represents an immediate increase in the net tangible book value of $1.00 per share to our existing shareholders and an immediate and substantial dilution in net tangible book value of $17.04 per share to new investors. The following table illustrates this per share dilution:

Assumed offering price per share	$28.96
Net tangible book value per share as of September 30, 2015	$10.92
Increase in net tangible book value per share attributable to this offering	$1.00
As-adjusted net tangible book value per share after this offering	$11.92

Net dilution per share to new investors	$17.04

        The table above assumes for illustrative purposes that an aggregate of 3,453,038 of our common shares are sold at a price of $28.96 per share, the last reported sale price of our common shares on the Nasdaq Global Market on December 31, 2015, for aggregate gross proceeds of $100 million. The common shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the common shares are sold from the assumed offering price of $28.96 per share shown in the table above, assuming all of our common shares in the aggregate amount of $100 million are sold at that price, would increase the dilution in net tangible book value per share to new investors in this offering to $18.02 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the common shares are sold from the assumed offering price of $28.96 per share shown in the table above, assuming all of our common shares in the aggregate amount of $100 million are sold at that price, would decrease the dilution in net tangible book value per share to new investors in this offering to $16.07 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

        The calculations above are based upon 55,921,827 common shares issued and outstanding as of September 30, 2015 and exclude:

  •
  stock options representing the right to purchase a total of 703,149 common shares at a weighted average exercise price of $12.91 per share; and

  •
  restricted share units representing the right to receive a total of 1,283,038 common shares upon vesting.

DIVIDEND POLICY

        We have never declared or paid any dividends on our common shares, nor do we have any present plan to declare or pay any dividends on our common shares in the foreseeable future. We currently intend to retain our available funds and any future earnings to operate and expand our business.

        Our board of directors has complete discretion on whether to pay dividends. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations, earnings, capital requirements, surplus, general financial condition, contractual restrictions, and other factors that our board of directors may deem relevant.

DESCRIPTION OF THE SECURITIES OFFERED UNDER THIS PROSPECTUS SUPPLEMENT

        In this offering, we may offer and sell our common shares having an aggregate offering price of up to $100,000,000 from time to time on the Nasdaq Global Market or other market for our common shares through Credit Suisse acting as our agent. As of the date of this prospectus supplement, our authorized share capital consists of an unlimited number of common shares and an unlimited number of preferred shares, issuable in series. As of December 31, 2015, 55,965,443 common shares and no preferred shares were issued and outstanding. The material terms and conditions of our shares of common shares are described under the captions "Description of Share Capital," on page 11 of the accompanying prospectus.

MARKET PRICE INFORMATION FOR OUR COMMON SHARES

        Our common shares have been listed on the Nasdaq Global Market under the symbol "CSIQ" since November 9, 2006. The following table sets forth the high and low trading prices for our common shares on the Nasdaq Global Market for the periods indicated.

	Trading Price
	High	Low
	$	$
Annual Highs and Lows
2011	16.79	2.07
2012	4.74	1.95
2013	33.25	3.12
2014	44.50	20.64
2015	40.08	14.16
Quarterly Highs and Lows
First Quarter 2014	44.50	29.52
Second Quarter 2014	34.38	21.38
Third Quarter 2014	41.12	23.20
Fourth Quarter 2014	35.79	20.64
First Quarter 2015	36.40	18.68
Second Quarter 2015	40.08	27.60
Third Quarter 2015	29.30	14.16
Fourth Quarter 2015	29.83	16.05
Monthly Highs and Lows
2015
July	29.30	23.65
August	27.21	14.16
September	20.94	15.50
October	22.75	16.05
November	24.88	20.09
December	29.83	22.54

PLAN OF DISTRIBUTION

        Upon written instruction from us, Credit Suisse Securities (USA) LLC, as sales agent, will use its reasonable efforts to sell on our behalf, as our agent, the common shares offered hereby as agreed upon by us and the sales agent. We will designate the maximum amount of common shares to be sold through the sales agent, on a daily basis or otherwise as we and the sales agent agree. Subject to the terms and conditions of the distribution agency agreement, the sales agent will use its reasonable efforts to sell, as our sales agent and on our behalf, all of the designated common shares. We may instruct the sales agent not to sell common shares if the sales cannot be effected at or above the price designated by us in any such instruction. We may suspend the offering of common shares under the distribution agency agreement by notifying the sales agent. Likewise, the sales agent may suspend the offering of common shares under the distribution agency agreement by notifying us of such suspension.

        The sales agent will provide written confirmation to us following the close of trading on the Nasdaq Global Market each day on which our common shares are sold under the distribution agency agreement. Each confirmation will include the number of common shares sold on that day, the gross sales price per share and the compensation payable by us to the sales agent in connection with the sales. We will report at least quarterly the number of common shares sold through the sales agent under the distribution agency agreement, the proceeds to us (before expenses) and the compensation paid by us to the sales agent in connection with the sales of the common shares.

        We will pay the sales agent at a commission rate of up to 2% of the gross offering proceeds from shares sold through it as the sales agent under the distribution agency agreement. Our net proceeds from the offering of shares hereunder will equal the gross proceeds, less the sales agent's commission less any expenses payable by us and any transaction fees imposed by any governmental or self-regulatory organization in connection with the sales.

        Settlement for sales of common shares will occur on the third business day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

        Under the terms of the distribution agency agreement, we also may sell shares to Credit Suisse Securities (USA) LLC as principal for its own account at a price agreed upon at the time of sale. If we sell shares to Credit Suisse Securities (USA) LLC as principal, we will enter into a separate agreement setting forth the terms of such transaction, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

        In connection with the sale of the common shares on our behalf, Credit Suisse Securities (USA) LLC, may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended, and the compensation paid to it may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Credit Suisse Securities (USA) LLC against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

        Credit Suisse Securities (USA) LLC has from time to time provided, and in the future may provide, certain commercial banking, investment banking and financial advisory services to us and our affiliates, for which they have received, and in the future will receive, customary fees. Affiliates of Credit Suisse Securities (USA) LLC are lenders under two of our existing credit facilities.

        In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate offering price of the shares offered hereby.

        If the sales agent or we have reason to believe that our common shares do not satisfy the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act for an

"actively traded security", that party will promptly notify the other and sales of common shares under the distribution agency agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of the sales agent and us.

        The offering of common shares pursuant to the distribution agency agreement will terminate upon the earlier of (1) the sale of all shares of common shares subject to the distribution agency agreement or (2) the termination of the distribution agency agreement by us or by the sales agent.

        The address of Credit Suisse Securities (USA) LLC is Eleven Madison Avenue, New York, New York 10010, U.S.A.

TAXATION

United States Federal Income Taxation

        The following discussion describes the material United States federal income tax consequences to a United States Holder (as defined below), under current law, of an investment in our common shares in this offering. This discussion is based on the federal income tax laws of the United States as of the date of this prospectus supplement, including the United States Internal Revenue Code of 1986, as amended, or the Code, existing and proposed Treasury Regulations promulgated thereunder, judicial authority, published administrative positions of the United States Internal Revenue Service, or IRS, and other applicable authorities, all as of the date of this prospectus supplement. All of the foregoing authorities are subject to change, which change could apply retroactively and could significantly affect the tax consequences described below. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following discussion and there can be no assurance that the IRS or a court will agree with our statements and conclusions.

        This discussion applies only to a United States Holder (as defined below) that holds common shares as capital assets for United States federal income tax purposes (generally, property held for investment). The discussion neither addresses the tax consequences to any particular investor nor describes all of the tax consequences applicable to persons in special tax situations, such as:

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  banks;

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  certain other financial institutions;

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  insurance companies;

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  regulated investment companies;

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  real estate investment trusts;

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  brokers or dealers in stocks and securities, or currencies;

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  persons who use or are required to use a mark-to-market method of accounting;

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  certain former citizens or residents of the United States subject to Section 877 of the Code;

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  entities subject to the United States anti-inversion rules;

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  tax-exempt organizations and entities;

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  persons subject to the alternative minimum tax provisions of the Code;

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  persons whose functional currency is other than the United States dollar;

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  persons holding common shares as part of a straddle, hedging, conversion or integrated transaction;

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  persons that actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock;

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  persons who acquired common shares pursuant to the exercise of an employee stock option or otherwise as compensation;

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  partnerships or other pass-through entities, or persons holding common shares through such entities; or

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  persons that held, directly, indirectly or by attribution, common shares or other ownership interests in us prior to this offering.

If a partnership (including an entity or arrangement treated as a partnership for United States federal income tax purposes) holds the common shares, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A partnership or partner in a partnership holding the common shares should consult its own tax advisors regarding the tax consequences of investing in and holding common shares.

        In addition, the discussion below does not describe any tax consequences arising in respect of the "Foreign Account Compliance Act", or FACTA, regime.

        THE FOLLOWING DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-UNITED STATES TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

        For purposes of the discussion below, a "United States Holder" is a beneficial owner of the common shares that is, for United States federal income tax purposes:

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  an individual who is a citizen or resident of the United States;

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  a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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  an estate, the income of which is subject to United States federal income taxation regardless of its source; or

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  a trust, if (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more United States persons have the authority to control all of its substantial decisions or (ii) in the case of a trust that was treated as a domestic trust under the law in effect before 1997, a valid election is in place under applicable Treasury Regulations to treat such trust as a domestic trust.

Dividends and Other Distributions on the Common Shares

        Subject to the passive foreign investment company rules discussed below, the gross amount of any distribution that we make to you with respect to the common shares (including any amounts withheld to reflect Canadian or PRC withholding taxes) will be taxable as a dividend, to the extent paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. Such income (including any withheld taxes) will be includable in your gross income on the day actually or constructively received by you. Because we do not intend to determine our earnings and profits on the basis of United States federal income tax principles, any distribution paid generally will be reported as a "dividend" for United States federal income tax purposes. Such dividends will not be eligible for the dividends-received deduction allowed to qualifying corporations under the Code.

        Dividends received by a non-corporate United States Holder may qualify for the lower rates of tax applicable to "qualified dividend income," if the dividends are paid by a "qualified foreign corporation" and other conditions discussed below are met. A non-United States corporation is treated as a qualified foreign corporation (i) with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States or (ii) if such non-United States corporation is eligible for the benefits of a qualifying income tax treaty with the United States that includes an exchange of information program. Under a published IRS Notice, common shares are considered to be readily tradable on an established securities market in the United States if they are listed on the Nasdaq Global Market, as our common shares are. In addition, we may be eligible for the benefits of the income tax treaty between the United States and Canada, or, if we are treated as a PRC resident enterprise under the PRC tax law (see "—People's Republic of China Taxation") then we may be eligible for the benefits of the income tax treaty between the United States and the PRC, and if we are eligible for the benefits of such tax treaty, then dividends that we pay on our common shares would, subject to applicable limitations, be eligible for the reduced rates of taxation. However, we will not be treated as a qualified foreign corporation if we are a passive foreign investment company in the taxable year in which the dividend is paid or the preceding taxable year.

        Even if dividends would be treated as paid by a qualified foreign corporation, a non-corporate United States Holder will not be eligible for reduced rates of taxation if it does not hold our common shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date or if the United States Holder elects to treat the dividend income as "investment income" pursuant to Section 163(d)(4) of the Code. In addition, the rate reduction will not apply to dividends of a qualified foreign corporation if the non-corporate United States Holder receiving the dividend is obligated to make related payments with respect to positions in substantially similar or related property.

        You should consult your own tax advisors regarding the availability of the lower tax rates applicable to qualified dividend income for any dividends that we pay with respect to the common shares, as well as the effect of any change in applicable law after the date of this prospectus supplement.

        Any Canadian or PRC withholding taxes imposed on dividends paid to you with respect to the common shares generally will be treated as foreign taxes eligible for credit against your United States federal income tax liability, subject to the various limitations and disallowance rules that apply to foreign tax credits generally. For purposes of calculating the foreign tax credit, dividends paid to you with respect to the common shares will be treated as income from sources outside the United States and generally will constitute passive category income. The rules relating to the determination of the foreign tax credit are complex, and you should consult your tax advisors regarding the availability of a foreign tax credit in your particular circumstances.

        The amount of any dividend paid in currency other than the United States dollar will be the dividend's United States dollar value calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into United States dollars. A United States Holder may have foreign currency gain or loss, which will be ordinary gain or loss, if any dividend is converted into United States dollars after the date of receipt.

Disposition of the Common Shares

        You will recognize gain or loss on a sale or exchange of the common shares in an amount equal to the difference between the amount realized on the sale or exchange and your tax basis in the common shares. Subject to the discussion under "—Passive Foreign Investment Company" below, such gain or loss generally will be capital gain or loss. Capital gains of a non-corporate United States Holder, including an individual, that has held the common share for more than one year currently are eligible for reduced tax rates. The deductibility of capital losses is subject to limitations.

        Any gain or loss that you recognize on a disposition of the common shares generally will be treated as United States-source income or loss for foreign tax credit limitation purposes. However, if we are treated as a PRC resident enterprise for PRC tax purposes and PRC tax is imposed on gain from the disposition of the common shares (see "—People's Republic of China Taxation") then a United States Holder that is eligible for the benefits of the income tax treaty between the United States and the PRC may elect to treat the gain as PRC-source income for foreign tax credit purposes. If such an election is made, the gain so treated will be treated as a separate class or "basket" of income for foreign tax credit purposes. You should consult your tax advisors regarding the proper treatment of gain or loss, as well as the availability of a foreign tax credit, in your particular circumstances.

        A United States Holder that receives currency other than the United States dollar upon the sale or other disposition of common shares will realize an amount equal to the United States dollar value of the foreign currency on the date of such sale or other disposition or, if the common shares are traded on an established securities market, in the case of cash basis and electing accrual basis taxpayers, the settlement date. If a United States Holder is not able to treat the settlement date as the realization date, the United States Holder will recognize currency gain or loss if the United States dollar value of the currency received on the settlement date differs from the amount realized. A United States Holder will have a tax basis in the currency received equal to the United States dollar amount at the spot rate on the settlement date. Generally, any gain or loss realized by a United States Holder on a subsequent conversion or disposition of such currency will be United States source ordinary income or loss.

Passive Foreign Investment Company

        Based on the current value of our assets and the composition of our income and assets, we do not believe we were a passive foreign investment company, or PFIC, for United States federal income purposes for our taxable year ended December 31, 2015. However, because the structuring of the Yieldco transaction is not complete and our PFIC status for 2016 or any future taxable year may depend, in part, on the manner in which we operate our current and future renewable energy generation assets, we currently cannot express a view as to whether we will be a PFIC for the current taxable year ending December 31, 2016 or any future taxable year. The determination of PFIC status is based on an annual determination that cannot be made until the close of a taxable year, involves extensive factual investigation, including ascertaining the fair market value of all of our assets on a quarterly basis and the character of each item of income that we earn, and is subject to uncertainty in several respects. In particular, the application of the PFIC rules to certain of our business lines is complex and unclear, and we cannot guarantee that the United States Internal Revenue Service, or IRS, will agree with any positions that we ultimately take. Accordingly, we cannot assure you that we will not be treated as a PFIC for any taxable year or that the IRS will not take a contrary position. Kirkland & Ellis LLP, our United States tax counsel, therefore expresses no opinion with respect to our PFIC status for any taxable year or our beliefs relating to such status set forth in this discussion.

        A non-United States corporation such as ourselves will be treated as a PFIC for United States federal income tax purposes for any taxable year if, applying applicable look-through rules, either:

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  at least 75% of its gross income for such year is passive income; or

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  at least 50% of the value of its assets (determined based on a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income.

        We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% by value of the stock.

        The determination of whether we will be a PFIC for any taxable year also may depend in part upon the value of our goodwill and other unbooked intangibles not reflected on our balance sheet (which may be determined based upon the market value of the common shares from time to time, which may be volatile). Among other matters, if our market capitalization is less than anticipated or subsequently declines, we may become a PFIC for the current or future taxable years if our liquid assets and cash (which are for this purpose considered assets that produce passive income) then represent a greater percentage of our overall assets. Further, while we believe our classification methodology and valuation approach (including, if relevant, any approach taken with respect to our market capitalization) is reasonable, it is possible that the IRS may challenge our classification or valuation of our goodwill and other unbooked intangibles.

        If we are a PFIC for any taxable year (which we are currently unable to determine) during which you hold common shares, we will continue to be treated as a PFIC with respect to you for all succeeding years during which you hold common shares, unless we were to cease to be a PFIC and you make a "deemed sale" election with respect to the common shares. If such election is made, you will be deemed to have sold the common shares you hold at their fair market value and any gain from such deemed sale would be subject to the rules described in the following two paragraphs. After the deemed sale election, so long as we do not become a PFIC in a subsequent taxable year, your common shares with respect to which such election was made will not be treated as shares in a PFIC and, as a result, you will not be subject to the rules described below with respect to any "excess distribution" you receive from us or any gain from an actual sale or other disposition of the common shares. You are strongly urged to consult your tax advisors as to the possibility and consequences of making a deemed sale election if we are and then cease to be a PFIC and such an election becomes available to you.

        If we are a PFIC for any taxable year (which we are currently unable to determine) during which you hold common shares, then, unless you make a "mark-to-market" election (as discussed below), you generally will be subject to special and adverse tax rules with respect to any "excess distribution" that you receive from us and any gain that you recognize from a sale or other disposition, including a pledge, of the common shares. For this purpose, distributions that you receive in a taxable year that are greater than 125% of the average annual distributions that you received during the shorter of the three preceding taxable years or your holding period for the common shares will be treated as an excess distribution. Under these rules:

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  the excess distribution or recognized gain will be allocated ratably over your holding period for the common shares;

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  the amount of the excess distribution or recognized gain allocated to the taxable year of distribution or gain, and to any taxable years in your holding period prior to the first taxable year in which we were treated as a PFIC, will be treated as ordinary income; and

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  the amount of the excess distribution or recognized gain allocated to each other taxable year will be subject to the highest tax rate in effect for individuals or corporations, as applicable, for each such year and the resulting tax will be subject to the interest charge generally applicable to underpayments of tax.

        If we are a PFIC for any taxable year (which we are currently unable to determine) during which you hold common shares and any of our non-United States subsidiaries or other corporate entities in which we directly or indirectly own equity interests is also a PFIC, you would be treated as owning a proportionate amount (by value) of the shares of each such non-United States entity classified as a PFIC (each such entity, a lower-tier PFIC) for purposes of the application of these rules. You should consult your own tax advisor regarding the application of the PFIC rules to any of our lower tier PFICs.

        If we are a PFIC for any taxable year (which we are currently unable to determine) during which you hold common shares, then in lieu of being subject to the tax and interest-charge rules discussed above, you may make an election to include gain on the common shares as ordinary income under a mark-to-market method, provided that the common shares constitute "marketable stock." Marketable stock is stock that is regularly traded on a qualified exchange or other market, as defined in applicable Treasury regulations. Our common shares are listed on the Nasdaq Global Market, which is a qualified exchange or other market for these purposes. Consequently, as long as the common shares are regularly traded, and you are a holder of common shares, we expect that the mark-to-market election would be available to you, but no assurances are given in this regard.

        Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, if we were a PFIC for any taxable year, a United States Holder that makes the mark-to-market election may continue to be subject to the tax and interest charges under the general PFIC rules with respect to such United States Holder's indirect interest in any investments held by us that are treated as an equity interest in a PFIC for United States federal income tax purposes.

        In certain circumstances, a shareholder in a PFIC may avoid the adverse tax and interest-charge regime described above by making a "qualified electing fund" election to include in income its share of the corporation's income on a current basis. However, you may make a qualified electing fund election with respect to your common shares only if we agree to furnish you annually with a PFIC annual information statement as specified in the applicable Treasury regulations. We currently do not intend to prepare or provide the information that would enable you to make a qualified electing fund election.

        A United States Holder that holds the common shares in any year in which we are classified as a PFIC will be required to file an annual report containing such information as the United States Treasury Department may require. You should consult your own tax advisor regarding the application of the PFIC rules to your ownership and disposition of the common shares and the availability, application and consequences of the elections discussed above.

Information Reporting and Backup Withholding

        Information reporting to the IRS and backup withholding generally will apply to dividends in respect of our common shares, and the proceeds from the sale or exchange of our common shares, that are paid to you within the United States (and in certain cases, outside the United States), unless you furnish a correct taxpayer identification number and make any other required certification, generally on IRS Form W-9 or you otherwise establish an exemption from information reporting and backup withholding. Backup withholding is not an additional tax. Amounts withheld as backup withholding generally are allowed as a credit against your United States federal income tax liability, and you may be entitled to obtain a refund of any excess amounts withheld under the backup withholding rules if you file an appropriate claim for refund with the IRS and furnish any required information in a timely manner.

        United States Holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules.

Information with Respect to Foreign Financial Assets

        United States Holders who are individuals generally will be required to report our name, address and such information relating to an interest in the common shares as is necessary to identify the class or issue of which your common shares are a part. These requirements are subject to exceptions, including an exception for common shares held in accounts maintained by certain financial institutions and an exception applicable if the aggregate value of all "specified foreign financial assets" (as defined in the Code) does not exceed $50,000.

        United States Holders should consult their tax advisors regarding the application of these information reporting rules.

Medicare Tax

        Certain United States Holders that are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends and gains from the sale or other disposition of capital assets for taxable years beginning after December 31, 2012. United States Holders that are individuals, estates or trusts should consult their tax advisors regarding the effect, if any, of this tax provision on their ownership and disposition of common shares.

Principal Canadian Federal Income Tax Considerations

General

        The following is a summary of the principal Canadian federal income tax implications generally applicable to a U.S. Holder (defined below), who acquires our common shares, or the Common Shares, pursuant to this offering and who, at all relevant times, for purposes of the Income Tax Act (Canada), or the Canadian Tax Act, (i) is the beneficial owner of such Common Shares; (ii) has not been, is not and will not be resident (or deemed to be resident) in Canada at any time while such U.S. Holder has held or holds the Common Shares; (iii) holds the Common Shares as capital property; (iv) deals at arm's length with and is not affiliated with us; (v) does not use or hold, and is not deemed to use or hold, the Common Shares in the course of carrying on a business in Canada, (vi) is not part of a transaction or event or series of transactions or events that includes the acquisition or holding of Common Shares so as to cause the foreign affiliate dumping rules in section 212.3 of the Canadian Tax Act to apply, and (vii) is a resident of the United States for purposes of the Canada—United States Income Tax Convention (1980), or the Convention, and is fully entitled to the benefits of the Convention, or a U.S. Holder. Special rules that are not addressed in this summary may apply to a U.S. Holder that is an insurer that carries on, or is deemed to carry on, an insurance business in Canada and elsewhere or that is an authorized foreign bank as defined in the Canadian Tax Act and such U.S. Holders should consult their own tax advisers.

        This summary assumes that we are a resident of Canada for the purposes of the Canadian Tax Act. Should it be determined that we are not a resident of Canada for the purposes of the Canadian Tax Act by virtue of being resident in another country (such as the PRC) by virtue of the application of an income tax convention between Canada and that other country, the Canadian income tax consequences to a U.S. Holder will differ from those described herein and U.S. Holders should consult their own tax advisors.

        This summary is based on the current provisions of the Canadian Tax Act, and the regulations thereunder, the Convention, and our counsel's understanding of the published administrative practices and policies of the Canada Revenue Agency, all in effect as of the date of this prospectus supplement. This summary takes into account all specific proposals to amend the Canadian Tax Act or the regulations thereunder publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date of this prospectus supplement. No assurances can be given that such proposed amendments will be enacted in the form proposed, or at all. This is not an exhaustive summary of all potential Canadian federal income tax consequences to a U.S. Holder and this summary does not take into account or anticipate any other changes in law or administrative practices, whether by judicial, governmental or legislative action or decision, nor does it take into account provincial, territorial or foreign tax legislation or considerations, which may differ from the Canadian federal income tax considerations described herein.

        The Canadian federal income tax consequences of purchasing, owning and disposing of common shares will depend on each U.S. holder's particular situation. This summary is not intended to be a complete analysis of or description of all potential Canadian federal income tax consequences, and should not be construed to be, legal, business or tax advice directed at any particular U.S. holder or prospective purchaser of common shares. Accordingly, U.S. holders or prospective purchasers of of common shares should consult their own tax advisors for advice with respect to the Canadian federal income tax consequences of an investment in common shares based on their own particular circumstances.

Dividends

        Amounts paid or credited, or deemed under the Canadian Tax Act to be paid or credited, on account or in lieu of payment of, or in satisfaction of, dividends to a U.S. Holder will be subject to

Canadian non-resident withholding tax at the reduced rate of 15% under the Convention. This rate is further reduced to 5% in the case of a U.S. Holder that is a company for purposes of the Convention that owns at least 10% of our voting shares at the time the dividend is paid or deemed to be paid.

Disposition of Our Common Shares

        A U.S. Holder will not be subject to income tax under the Canadian Tax Act in respect of any capital gain realized on a disposition or deemed disposition of its Common Shares unless, at the time of disposition, the Common Shares constitute "taxable Canadian property" of the U.S. Holder for the purposes of the Canadian Tax Act and the U.S. Holder is not otherwise entitled to an exemption under the Convention.

        Generally, a Common Share owned by a U.S. Holder will not be taxable Canadian property of the U.S. Holder at a particular time provided that, at that time, the common shares of the Company are listed on a designated stock exchange (which currently includes the Nasdaq), unless at any time in the previous 60 month period:

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  the U.S. Holder and persons with whom the U.S. Holder does not deal at arm's length alone or in any combination has owned 25% or more of the shares of any class or series of shares in the capital of the Company, and

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  more than 50% of the fair market value of the Common Shares is derived directly or indirectly from one or any combination of real or immovable property situated in Canada, Canadian resource properties, timber resource properties, and options in respect of, or interest in or rights in any such properties, whether or not such property exists; or

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  the Common Shares are otherwise deemed under the Canadian Tax Act to be taxable Canadian property.

        U.S. Holders for whom the Common Shares are, or may be, taxable Canadian property should consult their own tax advisors.

Canada—United States Income Tax Convention

        The Fifth Protocol to the Convention which came into force on December 15, 2008 includes significant amendments to the limitation on benefits provision in the Convention. U.S. Holders are urged to consult their own tax advisors to determine their entitlement to benefits under the Convention.

People's Republic of China Taxation

        Under the EIT Law, which took effect as of January 1, 2008, enterprises established under the laws of non-PRC jurisdictions but whose "de facto management body" is located in China are considered "resident enterprises" for PRC tax purposes. Under the implementation regulations issued by the State Council relating to the EIT Law, "de facto management bodies" are defined as the bodies that have material and overall management and control over the business, personnel, accounts and properties of an enterprise. The Circular on Identification of China-controlled Overseas-registered Enterprises as Resident Enterprises on the Basis of Actual Management Organization, or Circular 82, further provides certain specific criteria for determining whether the "de facto management body" of a PRC-controlled offshore incorporated enterprise is located in the PRC. The criteria include whether (i) the premises where the senior management and the senior management bodies responsible for the routine production and business management of the enterprise perform their functions are mainly located within the PRC, (ii) decisions relating to the enterprise's financial and human resource matters are made or subject to approval by organizations or personnel in the PRC, (iii) the enterprise's primary assets, accounting books and records, company seals, and board and shareholders' meeting minutes are located or maintained in the PRC and (iv) 50% or more of voting board members or senior executives of the enterprise habitually reside in the PRC. Although the Circular 82 only applies to offshore enterprises controlled by enterprises or enterprise group located within the PRC, the determining criteria set forth in the Circular 82 may reflect the tax authorities' general position on how the "de facto management body" test may be applied in determining the tax resident status of offshore enterprises. As the tax resident status of an enterprise is subject to the determination by the PRC tax authorities, uncertainties remain with respect to the interpretation of the term "de facto management body" as applicable to us. Most of our management are currently based in China, and may remain in China in the future. If we are treated as a "resident enterprise" for PRC tax purposes, we will be subject to PRC income tax on our worldwide income at a uniform tax rate of 25%, but dividends received by us from our PRC subsidiaries may be exempt from the income tax.

        Under the EIT Law and its implementation regulations, dividends paid to a non-PRC investor are generally subject to a 10% PRC withholding tax, if such dividends are derived from sources within China and the non-PRC investor is considered to be a non-resident enterprise without any establishment or place within China or if the dividends paid have no connection with the non-PRC investor's establishment or place within China, unless such tax is eliminated or reduced under an applicable tax treaty. Similarly, any gain realized on the transfer of shares by such investor is also subject to a 10% PRC withholding tax if such gain is regarded as income derived from sources within China, unless such tax is eliminated or reduced under an applicable tax treaty.

        The implementation regulations of the EIT Law provide that (i) if the enterprise that distributes dividends is domiciled in the PRC, or (ii) if gains are realized from transferring equity interests of enterprises domiciled in the PRC, then such dividends or capital gains shall be treated as China-sourced income. Currently there are no detailed rules applicable to us that govern the procedures and specific criteria for determining the meaning of being "domiciled" in the PRC. As such, it is not clear how the concept of domicile will be interpreted under the EIT Law. Domicile may be interpreted as the jurisdiction where the enterprise is incorporated or where the enterprise is a tax resident.

        As a result, if we are considered a PRC "resident enterprise" for tax purpose, it is possible that the dividends we pay with respect to our common shares to non-PRC enterprises, or the gain non-PRC enterprises may realize from the transfer of our common shares, would be treated as income derived from sources within China and be subject to the PRC withholding tax at a rate of 10% or a lower applicable treaty rate for enterprises.

        Under the IIT Law, individual income tax is payable on PRC-source dividend income. The implementation regulations of the IIT Law provide that income from dividends derived from companies, enterprises and other economic organizations in China as well as income realized from transfer of properties in China is considered derived from sources inside China, regardless of whether the place of payment was inside China. Therefore, if we are treated as a company in China for tax purposes, any dividends we pay to our non-PRC individual shareholders as well as any gains realized by such shareholders from the transfer of our common shares may be regarded as China-sourced income and, consequently, be subject to PRC withholding tax at a rate of up to 20% or a lower applicable treaty rate for individuals.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We are currently subject to periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Additional information may also be obtained over the Internet at the SEC's website at www.sec.gov.

        As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

        We incorporate by reference the documents listed below:

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  our annual report on Form 20-F for the fiscal year ended December 31, 2014 filed with the SEC on April 23, 2015;

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  our report on Form 6-K furnished to the SEC on January 4, 2016, including summary consolidated financial and operating data, management's discussion and analysis of financial condition and results of operations for the nine months ended September 30, 2014 and 2015, and recent developments included as Exhibit 99.1 thereto, and our unaudited interim condensed consolidated financial statements for the nine months ended September 30, 2014 and 2015, included as Exhibit 99.2 thereto; and

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  our reports on Form 6-K, including any exhibits thereto, furnished to the SEC on May 7, 2015, August 19, 2015, October 5, 2015, October 27, 2015, October 29, 2015, November 5, 2015, November 10, 2015, November 20, 2015, December 1, 2015, December 16, 2015, and December 21, 2015.

        Our annual report on Form 20-F for the fiscal year ended December 31, 2014 filed on April 23, 2015 contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These financial statements are prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP.

        We will also incorporate by reference any future filings made by us with the SEC under the Exchange Act after the date of this prospectus supplement until we sell all of the common shares offered by this prospectus supplement. In addition, we will incorporate by reference certain future materials furnished to the SEC on Form 6-K, but only to the extent specifically indicated in those submissions. The most recent information that we file with the SEC automatically updates and supersedes more dated information.

        Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

Michael G. Potter, Chief Financial Officer
Canadian Solar Inc.
545 Speedvale Avenue West
Guelph, Ontario, Canada N1K 1E6
Tel: (1-519) 837-1881

        You should rely only on the information that we incorporate by reference or provide in this prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement, the accompanying prospectus and any related free writing prospectus is delivered or our common shares are sold on a later date.

LEGAL MATTERS

        Certain legal matters as to United States federal and New York state law in connection with this offering will be passed upon for us by Kirkland & Ellis International LLP. Certain legal matters as to United States federal and New York state law in connection with this offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP. Certain legal matters as to Canadian law will be passed upon for us by WeirFoulds LLP and for the sales agent by McCarthy Tétrault LLP. Legal matters as to PRC law will be passed upon for us by Zhong Lun Law Firm and for the sales agent by King & Wood Mallesons.

EXPERTS

        The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus supplement and the accompanying prospectus by reference from the Company's annual report on Form 20-F, and the effectiveness of Canadian Solar Inc.'s internal control over financial reporting have been audited by Deloitte Touche Tohmatsu Certified Public Accountants LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The offices of Deloitte Touche Tohmatsu Certified Public Accountants LLP are located at 30th Floor, Bund Center, 222 Yan An Road East, Shanghai, People's Republic of China.

PROSPECTUS

Canadian Solar Inc.

Common Shares
Preferred Shares
Warrants

        We may offer and sell from time to time common shares, preferred shares and warrants of Canadian Solar Inc. in any combination from time to time in one or more offerings. The preferred shares and warrants may be convertible into or exercisable or exchangeable for our common shares or other securities. This prospectus provides you with a general description of the securities we may offer.

        Each time we sell the securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any supplement, as well as any documents incorporated by reference in this prospectus and the applicable supplement, before you invest in any of our securities.

        We may sell the securities independently or together with any other securities registered hereunder through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. See "Plan of Distribution." If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

        Our common shares are listed on the Nasdaq Global Market under the symbol "CSIQ."

        Investing in our securities involves risks. See the "Risk Factors" section contained in the applicable prospectus supplement and in the documents we incorporate by reference in this prospectus to read about factors you should consider before investing in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 4, 2016

ABOUT THIS PROSPECTUS

        You should read this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information About Us" and "Incorporation of Documents by Reference."

        In this prospectus, unless otherwise indicated or unless the context otherwise requires,

  •
  "we," "us," "our company," "our" or "Canadian Solar" refers to Canadian Solar Inc., a Canadian company, its predecessor entities and its subsidiaries;

  •
  "China" or "PRC" refers to the People's Republic of China, excluding, for the purposes of this prospectus and any prospectus supplement, Taiwan and the special administrative regions of Hong Kong and Macau;

  •
  "shares" or "common shares" refers to common shares of Canadian Solar Inc. with no par value;

  •
  "$," "US$" and "U.S. dollars" refers to the legal currency of the United States;

  •
  "RMB" and "Renminbi" refers to the legal currency of China;

  •
  "C$," "CAD" and "Canadian dollars" refers to the legal currency of Canada; and

  •
  "€" and "Euro" are to the legal currency of the European Economic and Monetary Union of the European Union.

        This prospectus is part of an "automatic shelf" registration statement that we filed with the United States Securities and Exchange Commission, or the SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a "shelf" registration process. By using a shelf registration statement, we may sell our shares, preferred shares and warrants or any combination of any of the foregoing from time to time in one or more offerings on a continuous or delayed basis. This prospectus only provides you with a summary description of these securities. Each time we sell the securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any of the securities, you should carefully read both this prospectus and any supplement, together with the additional information described under the heading "Where You Can Find More Information About Us" and "Incorporation of Documents by Reference."

        You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as indicated below. Forms of documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC's Public Reference Room in Washington, D.C., as well as through the SEC's website.

        We file reports and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC's Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

        The SEC also maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that site is http://www.sec.gov.

        Our website address is http://www.canadiansolar.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

        We incorporate by reference the documents listed below:

  •
  our annual report on Form 20-F for the fiscal year ended December 31, 2014 filed with the SEC on April 23, 2015;

  •
  our report on Form 6-K furnished to the SEC on January 4, 2016, including summary consolidated financial and operating data, management's discussion and analysis of financial condition and results of operations for the nine months ended September 30, 2014 and 2015, and recent developments included as Exhibit 99.1 thereto, and our unaudited interim condensed consolidated financial statements for the nine months ended September 30, 2014 and 2015, included as Exhibit 99.2 thereto; and

  •
  with respect to each offering of the securities under this prospectus, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference, in each case, that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering under this prospectus.

        Our annual report on Form 20-F for the fiscal year ended December 31, 2014 filed on April 23, 2015 contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These financial statements are prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP.

        Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Michael G. Potter, Chief Financial Officer
Canadian Solar Inc.
545 Speedvale Avenue West
Guelph, Ontario, Canada N1K 1E6
Tel: (1-519) 837-1881

        You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, any accompanying prospectus supplement and the information incorporated herein and therein by reference may contain "forward-looking" statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These statements, which are not statements of historical fact, may contain estimates, assumptions, projections and/or expectations regarding future events, which may or may not occur. Words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "should," "will," "would," or similar expressions, which refer to future events and trends, identify forward-looking statements. For instance, we make forward-looking statements such as our expected manufacturing capacity, our estimated silicon raw material requirements and our estimated silicon consumption rate. We do not guarantee that the transactions and events described in this prospectus or in any prospectus supplement will happen as described or that they will happen at all. You should read this prospectus and any accompanying prospectus supplement completely and with the understanding that actual future results may be materially different from what we expect. The forward-looking statements made in this prospectus and any accompanying prospectus supplement relate only to events as of the date on which the statements are made. We undertake no obligation, beyond that required by law, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, even though our situation may change in the future.

        Whether actual results will conform to our expectations and predictions is subject to a number of risks and uncertainties, many of which are beyond our control, and reflect future business decisions that are subject to change. Some of the assumptions, future results and levels of performance expressed or implied in the forward-looking statements we make inevitably will not materialize, and unanticipated events may occur which will affect our results. The "Risk Factors" section of this prospectus directs you to a description of the principal contingencies and uncertainties to which we believe we are subject.

        This prospectus also contains or incorporates by reference data related to the solar power market in several countries, including China. These market data, including industry demand and product pricing, include projections that are based on a number of assumptions. Demand for solar generated electricity may not ultimately increase at the rates expected, or at all. The failure of the market to grow at the projected rates may materially and adversely affect our business and the market price of our securities. In addition, the rapidly changing nature of the solar power market and related regulatory regimes subjects any projections or estimates relating to the growth prospects or future condition of our market to significant uncertainties. If any one or more of the assumptions underlying the market data proves to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

OUR COMPANY

Overview

        We are one of the world's largest and foremost solar power companies. We are a leading vertically integrated provider of solar power products and system solutions with operations in North America, South America, Europe, Africa, the Middle East, Australia and Asia.

        We design, develop, and manufacture solar wafers, solar cells and solar power products. Our solar power products include standard solar modules and specialty solar products. We are incorporated in Canada and conduct most of our manufacturing operations in China. Our products include a range of solar modules built to general specifications for use in a wide range of residential, commercial and industrial solar power generation systems. Specialty solar products consist of customized solar modules that our customers incorporate into their own products and complete specialty products, such as portable solar home systems. We sell our products primarily under our "Canadian Solar" brand name.

        In recent years, we have increased our investment in, and management attention on, our total solutions business, which consists primarily of solar power project development, engineering, procurement, and construction services, operation and maintenance services, electricity revenue generation and sales of solar system kits. In the future, we intend to hold more project assets to generate revenue from the sales of electricity. In March 2015, we significantly increased our solar project pipeline when we acquired Recurrent, a leading solar energy developer with solar power projects located principally in California and Texas. We intend to form a globally diversified, dividend growth-oriented partnership, or Yieldco, to own, operate and acquire long-term contracted renewable energy generation assets with consistent cash flows in attractive markets. We expect to own a general partner interest in Yieldco and offer economic interests to public shareholders.

        We believe that we offer one of the broadest crystalline silicon solar power product lines in the industry. Our product lines range from modules of medium power to high efficiency, high-power output mono-crystalline modules, as well as a range of specialty products. We currently sell our products to a diverse customer base in various markets worldwide, including China, Japan, the U.S., Germany, Spain, Italy, France, the Czech Republic, Canada, India and the United Kingdom, among other countries. Our customers primarily include distributors, system integrators, project developers and installers/EPC companies.

        We employ a flexible vertically integrated business model that combines internal manufacturing capacity with direct material purchases of both cells and wafers. We believe this approach has benefited us by lowering the cost of materials of our solar module products. We also believe that this approach provides us with greater flexibility to respond to short-term demand increases. We intend to use substantially all of the silicon wafers that we manufacture to supply our own solar cell plants and to use substantially all of the solar cells that we manufacture to produce our own solar module products. We also intend to use our solar module products in our total solutions business. We expect to continue to decrease the manufacturing costs for our production of wafers, cells and modules. We continue to focus on reducing our manufacturing costs by improving solar cell conversion efficiency, enhancing manufacturing yields and reducing raw material costs.

RISK FACTORS

        Please see the factors set forth under the heading "Item 3. Key Information—D. Risk Factors" in our most recently filed annual report on Form 20-F, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, and, if applicable, in any accompanying prospectus supplement before investing in any of the securities that may be offered or sold pursuant to this prospectus.

USE OF PROCEEDS

        We intend to use the net proceeds from the sale of the securities registered as set forth in the applicable prospectus supplement.

ENFORCEABILITY OF CIVIL LIABILITIES

        We were incorporated as an Ontario corporation in October 2001 and were continued as a Canadian corporation under the Canada Business Corporations Act, or the CBCA, in June 2006.

        We are a corporation organized under the federal laws of Canada. Most of our directors and officers and some of the experts named in this prospectus reside principally outside the United States. Because these persons are located outside the United States, it may not be possible for you to effect service of process within the United States upon those persons. Furthermore, it may not be possible for you to enforce against us or them, in the United States, judgments obtained in U.S. courts, because all or a substantial portion of our assets and the assets of those persons are located outside the United States. We have been advised by WeirFoulds LLP, our Canadian counsel, that there are defenses that can be raised to the enforceability, in original actions in Canadian courts, of liabilities based upon the U.S. federal securities laws and to the enforceability in Canadian courts of judgments of U.S. courts obtained in actions based upon the civil liability provisions of U.S. federal securities laws, such that the enforcement in Canada of such liabilities and judgments is not certain. Therefore, it may not be possible to enforce those actions against us, our directors and officers or the experts named in this prospectus.

        Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

        A significant portion of our current operations are conducted in China, and a significant portion of our assets are located in China. A majority of our directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon us or such persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

        Zhong Lun Law Firm, our counsel as to PRC law, has advised us that there is uncertainty as to whether the courts of the PRC would:

  •
  recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

  •
  entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

        Zhong Lun Law Firm has advised us further that the recognition and enforcement of foreign civil judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign civil judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between the PRC and the country where the judgment is made or on reciprocity between jurisdictions. Currently, China does not have any treaties or other arrangements that provide for the reciprocal recognition and enforcement of foreign civil judgments with the United States or Canada. As a result, it is generally difficult to recognize and enforce in China a civil judgment rendered by a court in either of these two jurisdictions.

TAXATION

        Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table sets forth our ratio of earnings to combined fixed charges and preferred stock dividends on a historical basis for the periods indicated.

        The ratios are calculated by dividing earnings by combined fixed charges and preferred stock dividends. For the purpose of computing these ratios, "earnings" consist of income (loss) before income taxes and non-controlling interest plus fixed charges, amortization of capitalized interest, non-controlling interest in pre-tax loss (income) of subsidiaries that have not incurred fixed charges, and subtract capitalized interest; "fixed charges" consist of interest expensed, interest capitalized and the estimated interest component of rental expense; and "preferred stock dividends" is the amount of pre-tax earnings that is required to pay the dividends on outstanding preferred stock. "Combined fixed charges and preferred stock dividends" is the amount resulting from adding together fixed charges and preferred stock dividends paid and accrued for each respective period. We have not issued any preferred stock as of the date of this prospectus supplement.

	Year Ended December 31,
	2010	2011		2012		2013	2014
Ratio of earnings to combined fixed charges and preferred stock dividends	4X	—	(1)	—	(2)	1X	6X

(1)
Earnings for the year ended December 31, 2011 were insufficient to cover fixed charges by approximately $77.1 million as our operating results were negatively impacted by the downward market performance during the whole year.

(2)
Earnings for the year ended December 31, 2012 were insufficient to cover fixed charges by approximately $202.5 million as our operating results were negatively impacted by the downward market performance during the whole year.

DESCRIPTION OF SHARE CAPITAL

        We are a Canadian corporation, and our affairs are governed by our articles of continuance, as amended from time to time (the "articles"), bylaws as effective from time to time, and the CBCA.

        As of the date of this prospectus, our authorized share capital consists of an unlimited number of common shares and an unlimited number of preferred shares, issuable in series. As of December 31, 2015, 55,965,443 common shares and no preferred shares were issued and outstanding.

        The following summary description of our share capital does not purport to be complete and is qualified in its entirety by reference to our articles and our amended bylaws. If you would like more information on our common shares, you should review our articles and bylaws and the CBCA.

Common Shares

General

        All of our common shares are fully paid and non-assessable. Our common shares are issued in registered form and may or may not be certificated although every shareholder is entitled at their option to a share certificate that complies with the CBCA. There are no limitations on the rights of shareholders who are not residents of Canada to hold and vote common shares.

Dividends

        Holders of our common shares are entitled to receive, from funds legally available therefor, dividends when and as declared by the board of directors, subject to any prior rights of the holders of our preferred shares if issued. The CBCA restricts the directors' ability to declare, and our ability to pay, dividends by requiring that certain solvency tests be satisfied at the time of such declaration and payment. See the section entitled "—Directors—Sources of Dividends."

Voting Rights

        Each common share is entitled to one vote on all matters upon which the common shares are entitled to vote.

Liquidation

        With respect to a distribution of assets in the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, or any other distribution of our assets for the purposes of winding up our affairs, assets available for distribution among the holders of common shares shall be distributed among the holders of the common shares on a pro rata basis, subject to any prior rights of the holders of our preferred shares if issued.

Variations of Rights of Shares

        All or any of the rights attached to our common shares, or any other class of shares duly authorized may, subject to the provisions of the CBCA, be varied either with the unanimous written consent of the holders of the issued shares of that class or by a special resolution passed at a meeting of the holders of the shares of that class.

Transfer Agent and Registrar

        Computershare is the transfer agent and registrar for our common shares. Computershare's address is 480 Washington Blvd., 29th Floor, Jersey City, New Jersey 07310.

Shareholders' Rights

        The CBCA and our articles and bylaws govern us and our relations with our shareholders. The following is a summary of certain rights of holders of our common shares under the CBCA. This summary is not intended to be complete and is qualified in its entirety by reference to the CBCA, our articles and bylaws.

Stated Objects or Purposes

        Our articles do not contain any stated objects or purposes and do not place any limitations on the business that we may carry on.

Shareholder Meetings

        We must hold an annual meeting of our shareholders at least once every year at a time and place determined by our board of directors, provided that the meeting must not be held later than 15 months after the preceding annual meeting or later than six months after the end of our preceding financial year. A meeting of our shareholders may be held at a place within Canada determined by our directors or, if determined by our directors, in New York, New York, United States of America, Los Angeles, California, United States of America, London, England, the Hong Kong Special Administrative Region of the People's Republic of China or Shanghai, the People's Republic of China.

        Voting at any meeting of shareholders is by show of hands unless a poll or ballot is demanded. A poll or ballot may be demanded by the chairman of our board of directors or by any shareholder present in person or by proxy.

        A special resolution is a resolution passed by not less than two-thirds of the votes cast by the shareholders entitled to vote on the resolution at a meeting at which a quorum is present. An ordinary resolution is a resolution passed by not less than a simple majority of the votes cast by the shareholders entitled to vote on the resolution at a meeting at which a quorum is present.

Notice of Meeting of Shareholders

        Our bylaws and the CBCA provide that written notice stating the place, day and time of a shareholder meeting and the purpose for which the meeting is called, shall be delivered not less than 21 days nor more than 60 days before the date of the meeting.

Quorum

        Under the CBCA, unless a corporation's bylaws provide otherwise, a quorum is present at a meeting of the shareholders, irrespective of the number of shareholders actually present at the meeting, if the holders of a majority of the shares entitled to vote at the meeting are present in person or represented by proxy. Our bylaws provide that a quorum shall be at least two shareholders entitled to vote at the meeting represented in person or by proxy and holding or representing by proxy at least one-third of the votes entitled to be cast at the meeting.

Record Date for Notice of Meeting of Shareholders

        Our directors may fix in advance a date as the record date for the determination of shareholders entitled to receive notice of a meeting of shareholders, but such record date shall not precede by more than 60 days or by less than 21 days the date on which the meeting is to be held. If no record date is fixed, the record date for the determination of shareholders entitled to receive notice of a meeting of shareholders shall be at the close of business on the day immediately preceding the day on which the notice is given or, if no notice is given, the day on which the meeting is held. If a record date is fixed, notice thereof shall be given, not less than seven days before the date so fixed by newspaper advertisement in the manner provided by the CBCA and by written notice to each stock exchange in Canada on which our shares are listed for trading.

Ability to Requisition Special Meetings of the Shareholders

        The CBCA provides that the holders of not less than five percent of the issued shares of a corporation that carry the right to vote at a meeting sought to be held may give notice to the directors requiring them to call a meeting for the purposes stated in the requisition.

Shareholder Proposals

        A shareholder entitled to vote at a meeting of shareholders who has held common shares with a fair market value of at least C$2,000 for at least six months may submit to us notice of a proposal and discuss at the meeting any matter in respect of which the shareholder would have been entitled to submit a proposal. A proposal may include nominations for the election of directors if the proposal is signed by one or more holders of shares representing in the aggregate not less than five percent of the shares entitled to vote at the meeting to which the proposal is to be presented. This requirement does not preclude nominations being made at a meeting of shareholders. The proposal must be submitted to us at least 90 days before the anniversary date of the notice of meeting that was sent to shareholders in connection with the last annual meeting.

Vote Required for Extraordinary Transactions

        Under the CBCA, certain extraordinary corporate actions are required to be approved by special resolution. Such extraordinary corporate actions include:

  •
  amendments to articles;

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  arrangements;

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  amalgamations other than amalgamations involving a holding body corporate, one or more wholly owned subsidiaries and/or one or more sister corporations;

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  continuances under the laws of another jurisdiction;

  •
  voluntary dissolutions; and

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  sales, leases or exchanges of all or substantially all the property of a corporation other than in the ordinary course of business.

Related Party Transactions

        The CBCA does not prohibit related party transactions.

Dissent Rights

        The CBCA provides that our shareholders are entitled to exercise dissent rights and demand payment of the fair value of their shares in certain circumstances and provided that the procedures set out in the CBCA are followed. For this purpose, there is no distinction between listed and unlisted shares. Dissent rights of holders of any class of our shares exist when we resolve to:

  •
  amalgamate with a corporation other than a holding body corporate, one or more wholly owned subsidiaries and/or one or more sister corporations;

  •
  amend our articles to add, change or remove any provisions restricting or constraining the issue, transfer or ownership of shares of that class;

  •
  amend our articles to add, change or remove any restriction upon the business or businesses that the we may carry on;

  •
  amend our articles to effect certain changes affecting that class, including changes affecting shares of a class having rights or privileges equal or superior to that class;

  •
  continue under the laws of another jurisdiction;

  •
  sell, lease or exchange of all or substantially all our property other than in the ordinary course of business; or

  •
  carry out a going-private or squeeze-out transaction.

        In addition, a court order in connection with an arrangement proposed by us may permit shareholders to dissent if the arrangement is adopted.

        However, a shareholder is not entitled to dissent if an amendment to our articles is effected by a court order approving a reorganization or by a court order made in connection with an action for an oppression remedy.

Action by Written Consent

        Under the CBCA, shareholders can take action by written resolution and without a meeting only if all shareholders sign the written resolution.

Preferred Shares

General

        Our board of directors has the authority, without shareholder approval, to issue an unlimited number of preferred shares in one or more series at any time and from time to time. While the issuance of preferred shares provides us with flexibility in connection with possible acquisitions or other corporate purposes, it could, among other things, have the effect of delaying, deferring or preventing a change of control transaction and could adversely affect the market price of our common shares, preferred shares, or warrants that may be offered in this prospectus. We have no current plan to issue any preferred shares.

Ability to fix the Designations, Rights, Privileges, Restrictions and Conditions

        Before it issues any series of preferred shares, our board of directors shall fix the number of preferred shares in, and determine the attaching to the preferred shares of, such series, including without limitation:

  (a)
  the issue price per share, which may be expressed in a foreign currency, provided that the issue price per share shall not be less than C$1.00 (or its equivalent in a foreign currency at the date of issuance) or more than C$100.00 (or its equivalent in a foreign currency at the date of issuance);

  (b)
  the rate, amount or method of calculation of dividends, including whether such rate, amount or method shall be subject to change or adjustment in the future;

  (c)
  the method of payment of dividends, including whether such dividends shall be cumulative, non-cumulative, partially cumulative, deferred or payable on some other basis;

  (d)
  the date or dates, manner and currency or currencies of payment of dividends;

  (e)
  the restrictions, if any, on the payments of dividends on any Junior Shares (defined below);

  (f)
  the rights and obligations, if any, that we have to redeem or purchase the shares, including the prices and other terms of redemption or purchase;

  (g)
  the terms of any share purchase plan or sinking or similar fund providing for the purchase or redemption of the shares;

  (h)
  the rights, if any, of the holders of the shares to retract the shares, including the prices and other terms of retraction;

  (i)
  the rights, if any, of the holders of the shares or of us to convert or exchange the shares for other securities of ours or any other entity and the rates and other terms of conversion or exchange;

  (j)
  the voting rights, if any, attached to the shares; and

  (k)
  the preferences, if any, of the shares over any Junior Shares with respect to the distribution of our assets in the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, or in the event of any other distribution of our property or assets among our shareholders for the purpose of winding up its affairs, whether voluntary or involuntary.

        "Junior Shares" means the common shares and any other of our shares ranking junior to the preferred shares with respect to the payment of dividends and with respect to the distribution of assets in the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, or in the event of any other distribution of our property or assets among our shareholders for the purpose of winding up its affairs, whether voluntary or involuntary.

Voting Rights

        Except where the rights, privileges, restrictions and conditions attaching to a series of our preferred shares otherwise provide, the holders of our preferred shares shall not be not entitled as such to receive notice of, or to attend or vote at, a meeting of our shareholders. Except where the rights, privileges, restrictions and conditions attaching to a series of our preferred shares otherwise provide, on any poll taken at any meeting of the holders of preferred shares, whether as a class or a series or two or more series, each holder of preferred shares entitled to vote at the meeting shall have one one-hundredth of a vote in respect of each C$1.00 (or its equivalent in a foreign currency at the date of issuance) of the issue price for each preferred share held. Except where the rights, privileges, restrictions and conditions attaching to a series of our preferred shares otherwise provide, the formalities to be observed with respect to the giving of notice of, and voting at, any meeting of holders of preferred shares, including without limitation, the quorum therefor, shall be those from time to time prescribed by our bylaws or by standing resolutions of our board of directors with respect to meetings of shareholders.

Creation of Additional Classes and Other Matters

        Subject to the rights, privileges, restrictions and conditions attaching to a series of our preferred shares, we may, without the approval or consent of the holders of the preferred shares voting separately as a class or series, at any time and from time to time:

  (a)
  create one or more other classes of shares ranking on a parity with the preferred shares with respect to the payment of dividends or the distribution of assets in the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, or in the event of any other distribution of our property or assets among our shareholders for the purpose of winding up our affairs, whether voluntary or involuntary;

  (b)
  if all dividends on each outstanding series of preferred shares accrued to the most recently preceding date for the payment of dividends on such series shall have been declared and paid or set apart for payment, create one or more other classes of shares ranking superior to the preferred shares with respect to the payment of dividends or the distribution of assets in the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, or in the event of any other distribution of our property or assets among our shareholders for the purpose of winding up our affairs, whether voluntary or involuntary;

  (c)
  increase any maximum number of authorized shares of any other class of shares; and

  (d)
  effect an exchange, reclassification or cancellation of all or part of the preferred shares.

Liquidation

        With respect to a distribution of assets in the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, or any other distribution of our assets for the purposes of winding up our affairs, before any amount shall be paid to, or any property distributed among, the holders of our common shares, the holders of our preferred shares shall be entitled to receive:

  (a)
  the amount paid up on such shares or such other amount or amounts as have been provided for with respect to such shares;

  (b)
  the premium, if any, provided for with respect to such shares;

  (c)
  in the case of shares entitled to cumulative dividends, any unpaid cumulative dividends on such shares; and

  (d)
  in the case of shares entitled to non-cumulative dividends, any declared but unpaid non-cumulative dividends on such shares.

After payment of the amounts payable to them, the holders of our preferred shares shall not be entitled to share in any further distribution of our property and assets.

No Pre-Emptive Rights

        The holders of our preferred shares shall not be entitled as such to subscribe for, purchase or receive any part of any issue of our securities, now or hereafter authorized, or any rights to acquire the same, otherwise than in accordance with any conversion, exchange or other rights which may from time to time be attached to any series of preferred shares.

Directors

Number of Directors and Election

        Under the CBCA the number of directors of a corporation must be specified in the corporation's articles. The articles may provide for a minimum and maximum number of directors.

        Our articles provide that the number of directors will not be less than three or more than ten. Our board of directors currently consists of five directors.

        Our articles provide that our board of directors shall fix and may change the number of directors within the minimum and maximum number of directors provided for in our articles. In addition, our board of directors may appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one-third of the number of directors elected at the previous annual meeting of shareholders.

        Shareholders of a corporation governed by the CBCA elect directors by ordinary resolution at each annual meeting of shareholders at which such an election is required.

Director Qualifications

        Under the CBCA, at least 25% of the directors must be Canadian residents. A director must not be:

  •
  under eighteen years of age;

  •
  adjudicated as mentally unsound;

  •
  a person that is not an individual; or

  •
  a person who has the status of a bankrupt.

Removal of Directors; Staggered Term

        Under the CBCA, a corporation's shareholders may remove at a special meeting any director before the expiration of his or her term of office and may elect any qualified person in such director's stead for the remainder of such term by ordinary resolution.

        Under the CBCA, directors may be elected for a term expiring not later than the third annual meeting of shareholders following the election. If no term is specified, a director's term expires at the next annual meeting of shareholders. A director may be nominated for re-election to the board of directors at the end of the director's term.

Vacancies on the Board of Directors

        Under the CBCA, vacancies that exist on the board of directors, except a vacancy resulting from an increase in the number or the minimum or maximum number of directors or a failure to elect the number or minimum number of directors provided for in the articles, may be filled by the board if the remaining directors constitute a quorum. In the absence of a quorum, the remaining directors shall call a meeting of shareholders to fill the vacancy.

Limitation of Personal Liability of Directors and Officers

        Under the CBCA, in exercising their powers and discharging their duties, directors and officers must act honestly and in good faith with a view to the best interests of the corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. No provision in the corporation's articles, bylaws, resolutions or contracts can relieve a director or officer from the duty to act in accordance with the CBCA or relieve a director from liability for a breach thereof. However, a director will not be liable for breaching his or her duty to act in accordance with the CBCA if the director relied in good faith on:

  •
  financial statements represented to him by an officer or in a written report of the auditor to fairly reflect the financial condition of the corporation; or

  •
  a report of a person whose profession lends credibility to a statement made by such person.

Indemnification of Directors and Officers

        Under the CBCA and pursuant to our bylaws, we may indemnify any present or former director or officer or an individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity. In order to qualify for indemnification such director or officer must:

  •
  have acted honestly and in good faith with a view to our best interests, or, as the case may be, to the best interests of the other entity for which he or she acted as director or officer or in a similar capacity at our request; and

  •
  in the case of a criminal or administrative action or proceeding enforced by a monetary penalty, have had reasonable grounds for believing that his or her conduct was lawful.

        Indemnification will be provided to an eligible director or officer who meets both these tests and was substantially successful on the merits in his or her defense of the action.

        A director or officer is entitled to indemnification from us as a matter of right if he or she is not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and fulfilled the conditions set forth above.

Sources of Dividends

        Dividends may be declared at the discretion of the board of directors. Under the CBCA, the directors may not declare, and we may not pay, dividends if there are reasonable grounds for believing that (i) we are, or would after such payment be unable to pay our liabilities as they become due or (ii) the realizable value of our assets would be less than the aggregate of our liabilities and of our stated capital of all classes of shares.

Amendments to the Bylaws

        The directors may by resolution make, amend or repeal any bylaw unless the articles or bylaws provide otherwise. Our articles and bylaws do not restrict the power of our directors to make, amend or repeal bylaws. When the directors make, amend or repeal a bylaw, they are required under the CBCA to submit the change to the shareholders at the next meeting of shareholders. Shareholders may confirm, reject or amend the bylaw, amendment or repeal by ordinary resolution.

Interested Directors Transactions

        Under the CBCA, if a director or officer has a material interest in a material contract or transaction, the director generally may not vote on any resolution to approve the contract or transaction, but the contract is not void or voidable by reason only of the relationship if such interest is disclosed in accordance with the requirements set out in the CBCA, the contract is approved by the other directors or by the shareholders and the contract was fair and reasonable to the corporation at the time it was approved.

        Where a director or officer has an interest in a material contract or transaction or a proposed material contract or transaction that, in the ordinary course of the corporation's business, would not require approval by the directors or shareholders, the interested director or officer shall disclose in writing to the corporation or request to have entered in the minutes of meetings of directors, the nature and the extent of the interest forthwith after the director or officer becomes aware of the contract or transaction or proposed contract or transaction.

Committees

        Under the CBCA, directors of a corporation may appoint from their number a committee of directors and delegate to such committee certain powers of the directors.

Derivative Actions

        Under the CBCA, a complainant (as defined below) may apply to the court for leave to bring an action in the name of and on behalf of us or any of our subsidiaries, or to intervene in an existing action to which such body corporate is a party for the purpose of prosecuting, defending or discontinuing the action of behalf of the body corporate. A complainant includes a present or former shareholder, a present or former officer or director of ours or any of our affiliates, the director appointed under the CBCA, or any other person who in the discretion of the court is a proper person to make such an application. Under the CBCA, no such action may be brought and no such intervention in an action may be made unless the court is satisfied that:

  •
  the complainant has given notice to the directors of the corporation or its subsidiary of the complainant's intention to apply to the court not less than 14 days before bringing the application, or as otherwise ordered by the court, if the directors of the corporation or its subsidiary do not bring, diligently prosecute or defend or discontinue the action;

  •
  the complainant is acting in good faith; and

  •
  it appears to be in the interests of the corporation or its subsidiary that the action be brought, prosecuted, defended or discontinued.

        Under the CBCA, the court in a derivative action may make any order it thinks fit, including orders pertaining to the conduct of the action, the making of payments to former and present shareholders and payment of reasonable legal fees incurred by the complainant.

Oppression Remedy

        The CBCA provides an oppression remedy that enables a court to make any interim or final order it thinks fit to rectify the matters complained of, if the court is satisfied upon application of a complainant (as defined below) that any act or omission of the corporation or any of its affiliates effects a result, the business or affairs of the corporation or any of its affiliates are or have been conducted in a manner, or the powers of the directors of the corporation or any of its affiliates are or have been exercised in a manner, that is oppressive or unfairly prejudicial to or that unfairly disregards the interests of any security holder, creditor, director or officer of the corporation.

        A complainant includes a present or former shareholder, a present or former officer or director of ours or any of our affiliates, the director appointed under the CBCA or any other person who in the discretion of the court is a proper person to make such an application.

        The exercise of the court's jurisdiction does not depend on a finding of a breach of such legal and equitable rights. Furthermore, the court may order a corporation to pay the interim costs of a complainant seeking an oppression remedy, but the complainant may be held accountable for such interim costs on final disposition of the complaint.

Inspection of Books and Records

        Under the CBCA, our shareholders and creditors and, their personal representatives may examine, free of charge during normal business hours:

  •
  our articles, bylaws and all amendments thereto;

  •
  the minutes and resolutions of shareholders;

  •
  copies of all notices of directors filed under the CBCA; and

  •
  our securities register.

        Any of our shareholders may request a copy of the articles, bylaws and all amendments thereto free of charge.

Exchange Controls

        Canada has no system of exchange controls. There are no Canadian restrictions on the repatriation of capital or earnings of a Canadian public company to non-resident investors. There are no laws of Canada or exchange restrictions affecting the remittance of dividends or similar payments to non-resident holders of our common shares, except as described under "Item 10. Additional Information—E. Taxation—Canadian Federal Income Tax Considerations" in our most recently filed annual report on Form 20-F, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended.

DESCRIPTION OF THE SECURITIES

        The following is a description of the terms and provisions of our shares, preferred shares and warrants to purchase shares or preferred shares, which we may offer and sell using this prospectus. These summaries are not meant to be a complete description of each security. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

DESCRIPTION OF COMMON SHARES

        We may issue our common shares either alone or underlying other securities convertible into or exercisable or exchangeable for our common shares.

        Holders of our common shares are entitled to certain rights and subject to certain conditions as set forth in our articles and bylaws and the CBCA. See "Description of Share Capital."

DESCRIPTION OF OUR PREFERRED SHARES

        Our board of directors has the authority, without shareholder approval, to issue an unlimited number of preferred shares in one or more series. Our board of directors may establish the number of shares to be included in each such series and may set the designations, preferences, powers and other rights of the shares of a series of preferred shares. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, conversion, redemption voting or other rights which could adversely affect the voting power or other rights of the holders of ordinary shares. The preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of Canadian Solar. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future.

        As of the date of this document, there are no outstanding shares of preferred stock of any series. The material terms of any series of preferred shares that we offer, together with any material U.S. federal income tax considerations relating to such preferred shares, will be described in a prospectus supplement.

        Holders of our preferred shares are entitled to certain rights and subject to certain conditions as set forth in our articles and bylaws and the CBCA. See "Description of Share Capital."

DESCRIPTION OF WARRANTS

        We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

        We may issue warrants to purchase our common shares or preferred shares. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Equity Warrants

        Each equity warrant issued by us will entitle its holder to purchase the equity securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.

        The equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

        The particular terms of the equity warrants, the equity warrant agreements relating to the equity warrants and the equity warrant certificates representing the equity warrants will be described in the applicable prospectus supplement, including, as applicable:

  •
  the title of the equity warrants;

  •
  the initial offering price;

  •
  the aggregate amount of equity warrants and the aggregate amount of equity securities purchasable upon exercise of the equity warrants;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the amount of equity warrants issued with each equity security;

  •
  the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

  •
  if applicable, the minimum or maximum amount of the equity warrants that may be exercised at any one time;

  •
  the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

  •
  if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;

  •
  anti-dilution provisions of the equity warrants, if any;

  •
  redemption or call provisions, if any, applicable to the equity warrants; and

  •
  any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

        Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

PLAN OF DISTRIBUTION

        We may sell or distribute the securities offered by this prospectus, from time to time, in one or more offerings, as follows:

  •
  through agents;

  •
  to dealers or underwriters for resale;

  •
  directly to purchasers; or

  •
  through a combination of any of these methods of sale.

        The prospectus supplement with respect to the securities may state or supplement the terms of the offering of the securities.

        In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

        Our securities distributed by any of these methods may be sold to the public, in one or more transactions, either:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to prevailing market prices; or

  •
  at negotiated prices.

Sale through Underwriters or Dealers

        If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The applicable prospectus supplement will include the names of the dealers and the terms of the transaction.

        In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

Direct Sales and Sales through Agents

        We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its commonly reasonable efforts to solicit purchases for the period of its appointment. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those shares. The terms of any such sales will be described in the applicable prospectus supplement.

        Offered securities may be sold at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the supplement relating to that offering. Unless otherwise specified in connection with a particular offering of securities, any such agent will be acting on a best efforts basis for the period of its appointment.

        As one of the means of direct issuance of offered securities, we may utilize the services of an entity through which it may conduct an electronic "dutch auction" or similar offering of the offered securities among potential purchasers who are eligible to participate in the auction or offering of such offered securities, if so described in the applicable prospectus supplement.

Delayed Delivery Contracts

        If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

        Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

        Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

        Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

        We and the underwriters may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters. The underwriters may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Loans of Securities

        We may loan or pledge securities to a financial institution or other third parties that in turn may sell the securities using this prospectus and an applicable prospectus supplement.

General Information

        Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us, against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our affiliates, in the ordinary course of business for which they may receive customary compensation.

Conflicts of Interest

        Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification by us relating to material misstatements and omissions in our offering documents. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in their ordinary course of business.

        Except for securities issued upon a reopening of a previous series, each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a securities exchange. No assurance can be given that there will be a market for the offered securities.

LEGAL MATTERS

        The validity of the warrants offered by this prospectus, to the extent governed by the laws of the State of New York, will be passed upon for us by Kirkland & Ellis International LLP, our special United States counsel. The validity of the shares, preferred shares and warrants, to the extent governed by the laws of Canada, will be passed upon for us by WeirFoulds LLP, our special legal counsel as to Canadian law. Legal matters as to PRC law will be passed upon for us by Zhong Lun Law Firm, our counsel as to PRC law.

EXPERTS

        The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus by reference from the Company's Annual Report on Form 20-F, and the effectiveness of Canadian Solar Inc.'s internal control over financial reporting have been audited by Deloitte Touche Tohmatsu Certified Public Accountants LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The offices of Deloitte Touche Tohmatsu Certified Public Accountants LLP are located at 30th Floor, Bund Center, 222 Yan An Road East, Shanghai, People's Republic of China.